                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                    )
                                          )    CHAPTER 11
EXIDE TECHNOLOGIES, ET AL.,(1)            )
                                          )
                     DEBTORS.             )    CASE NO. 02-11125 (KJC)
                                          )    (JOINTLY ADMINISTERED)

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                          JOINT PLAN OF REORGANIZATION
                OF THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                                 AND THE DEBTORS

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Matthew N. Kleiman                          Laura Davis Jones
Jason D. Horwitz                            James E. O'Neill
Ross M. Kwasteniet                          Kathleen Marshall DePhillips
KIRKLAND & ELLIS LLP                        PACHULSKI, STANG, ZIEHL,
200 East Randolph Drive                     YOUNG, JONES & WEINTRAUB
Chicago, Illinois  60601                    919 North Market Street
(312) 861-2000                              P.O. Box 8705
                                            Wilmington, DE 19899
Counsel for the Debtors and                 (302) 652-4100
Debtors in Possession
                                            Counsel for the Debtors and
                                            Debtors in Possession

Fred S. Hodara                              David B. Stratton
Mary Reidy Masella                          David M. Fournier
AKIN GUMP STRAUSS HAUER                     PEPPER HAMILTON LLP
& FELD LLP                                  1313 Market Street
590 Madison Avenue                          Suite 5100
New York, New York  10022                   Wilmington, DE  19899-1709
(212) 872-1000                              (302) 777-1709

Counsel for the Official Committee of       Counsel for the Official Committee
Unsecured Creditors                         of Unsecured Creditors


Dated:  March 11, 2004


--------
(1)      The Debtors in these proceedings are: Exide Technologies f/k/a Exide
         Corporation; Exide Delaware, L.L.C.; Exide Illinois, Inc., RBD
         Liquidation, L.L.C., Dixie Metals Company and Refined Metals
         Corporation.

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                                TABLE OF CONTENTS

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                                                                                                                PAGE

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW..........................1
         A.       Rules of Interpretation, Computation of Time and Governing Law..................................1
         B.       Defined Terms...................................................................................1

ARTICLE II. ADMINISTRATIVE AND PRIORITY TAX CLAIMS...............................................................11
         A.       Administrative Claims..........................................................................11
         B.       DIP Facility Claims............................................................................12
         C.       Priority Tax Claims............................................................................12

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS..............................12
         A.       Summary........................................................................................12
         B.       Classification and Treatment of Claims and Equity Interests: Exide.............................13
         C.       Classification and Treatment of Claims and Equity Interests: Subsidiary Debtors................16
         D.       Special Provision Governing Unimpaired Claims..................................................18

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE JOINT PLAN............................................................18
         A.       Voting Classes.................................................................................18
         B.       Acceptance by Impaired Classes.................................................................18
         C.       Presumed Acceptance of Joint Plan..............................................................18
         D.       Presumed Rejection of Joint Plan...............................................................18
         E.       Non-Consensual Confirmation....................................................................18

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE JOINT PLAN............................................................19
         A.       Restructuring..................................................................................19
         B.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.................19
         C.       Cancellation of Old Notes and Equity Interests.................................................19
         D.       Issuance of New Securities; Execution of Related Documents.....................................20
         E.       Issuance of Stock or Limited Liability Company Interests of Reorganized Subsidiary
                  Debtors to Reorganized Exide...................................................................20
         F.       Corporate Governance, Directors and Officers, and Corporate Action.............................20
         G.       Dismissal of Creditors Committee Adversary Proceeding, Smith Adversary Proceeding and
                  other Settlements..............................................................................21
         H.       Noteholder Distribution Settlement.............................................................22
         I.       Sources of Cash for Distribution under Joint Plan..............................................22
         J.       Public Company Status and Listing on National Exchange.........................................22
         K.       Payment of Fees and Expenses for the Agent, the Steering Committee and the
                  Postconfirmation Creditors Committee...........................................................22
         L.       Indenture Trustee and other Professional Fees and Expenses.....................................22
         M.       Adoption of Company Incentive Plan.............................................................23

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................23
         A.       Assumption of Executory Contracts and Unexpired Leases.........................................23
         B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases...........................24
         C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed..........................25
         D.       Indemnification of Directors, Officers and Employees...........................................25
         E.       Compensation and Benefit Programs..............................................................25
         F.       Rejection of Rights Agreement and Registration Agreements......................................25

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
ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS..................................................................25
         A.       Distributions for Claims Allowed as of the Effective Date......................................25
         B.       Delivery and Distributions and Undeliverable or Unclaimed Distributions........................26
         C.       Timing and Calculation of Amounts to be Distributed............................................26
         D.       Minimum Distribution...........................................................................27
         E.       Setoffs........................................................................................27
         F.       Surrender of Canceled Instruments or Securities................................................27
         G.       Restriction on Distribution of New Exide Common Stock and New Exide Warrants...................27

ARTICLE VIII. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY
         INTERESTS...............................................................................................28
         A.       Resolution of Disputed Claims..................................................................28
         B.       Allowance of Claims............................................................................30
         C.       Controversy Concerning Impairment..............................................................30

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE JOINT PLAN..............................30
         A.       Condition Precedent to Confirmation............................................................30
         B.       Conditions Precedent to Consummation...........................................................31
         C.       Waiver of Conditions...........................................................................31
         D.       Effect of Non-occurrence of Conditions to Consummation.........................................31

ARTICLE X. RELEASE, INJUNCTIVE AND RELATED PROVISIONS............................................................32
         A.       Subordination..................................................................................32
         B.       Releases by the Debtors........................................................................32
         C.       Releases by Holders of Claims..................................................................32
         D.       Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor............................33
         E.       Exculpation....................................................................................33
         F.       INJUNCTION.....................................................................................33
         G.       Preservation of Rights of Action...............................................................33
         H.       Discharge of Claims and Termination of Equity Interests........................................35

ARTICLE XI. RETENTION OF JURISDICTION............................................................................35

ARTICLE XII. MISCELLANEOUS PROVISIONS............................................................................36
         A.       Effectuating Documents, Further Transactions and Corporation Action............................36
         B.       Dissolution of Committees......................................................................36
         C.       Payment of Statutory Fees......................................................................36
         D.       Letters of Credit..............................................................................36
         E.       Modification of Joint Plan.....................................................................37
         F.       Revocation of Joint Plan.......................................................................37
         G.       Successors and Assigns.........................................................................37
         H.       Reservation of Rights..........................................................................37
         I.       Section 1146 Exemption.........................................................................37
         J.       Further Assurances.............................................................................37
         K.       Service of Documents...........................................................................37
         L.       Filing of Additional Documents.................................................................39
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                                       ii

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                          JOINT PLAN OF REORGANIZATION
                OF THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                                 AND THE DEBTORS

--------------------------------------------------------------------------------

         Pursuant to Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., the Official Committee of Unsecured Creditors and the Debtors and Debtors-in-Possession in the above-captioned and numbered cases, hereby respectfully propose the following Joint Plan of Reorganization:

                                   ARTICLE I.

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.       Rules of Interpretation, Computation of Time and Governing Law

         1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Joint Plan in its entirety rather than to a particular portion of this Joint Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy
Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy
Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

         3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.       Defined Terms

         Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

         1. "10% Senior Notes" means the 10% senior notes due April 15, 2005, issued pursuant to the 10% Senior Note Indenture.

         2. "10% Senior Note Claims" means all Claims derived from or based upon the 10% Senior Notes.

         3. "10% Senior Note Indenture" means that certain indenture dated April
28, 1995, as amended from time to time, as between Exide and The Bank of New
York, as trustee, pursuant to which the 10% Senior Notes were issued.


         4. "10% Senior Note Indenture Trustee" means The Bank of New York, as trustee under the 10% Senior Note Indenture.

         5. "2.9% Convertible Notes" means the 2.9% senior convertible subordinated notes due December 15, 2005, issued pursuant to the 2.9% Convertible Note Indenture.

         6. "2.9% Convertible Note Claims" means all Claims derived from or based upon the 2.9% Convertible Notes.

         7. "2.9% Convertible Note Indenture" means that certain indenture dated December 15, 1995, as amended from time to time, as between Exide, as issuer, and The Bank of New York, as trustee, pursuant to which the 2.9% Convertible Notes were issued.

         8. "2.9% Convertible Note Indenture Trustee" means HSBC Bank USA, successor indenture trustee for the 2.9% convertible senior subordinated notes due 2005.

         9. "2.9% Note Settlement and Reallocation Payment" means 13.33% of the Aggregate Noteholder Distribution.

         10. "2.9% Note Subordination Payment" means the Pro Rata portion of the Class P4 Distribution based on the Allowed amount of the 2.9% Convertible Note Claims.

         11. "Adequate Protection Superpriority Claims" has the meaning set forth in the Final DIP Order.

         12. "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of Debtors (such as wages, salaries or commissions for services and payments for goods and other services and lease obligations); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. Sections 1911-1930; and (d) any Claim afforded priority status under section 503(b), 507(a)(1), 507(b), or 1114(e)(2) of the Bankruptcy Code pursuant to Final Order of the Bankruptcy Court.

         13. "Affiliate" means any Entity that is an affiliate of the Debtors or Reorganized Debtors within the meaning of section 101(2) of the Bankruptcy Code.

         14. "Agent" means Credit Suisse First Boston in its capacity as administrative agent under the Prepetition Credit Facility.

         15. "Agent Expenses" means the reasonable fees and expenses incurred after the Petition Date by the legal, accounting, financial, and other advisors to the Agent and/or the Syndication Agent under the Prepetition Credit Facility, including Alvarez & Marsal LLC, Shearman & Sterling LLP, Richards Layton & Finger, P.A., Standard & Poor's (in an amount not to exceed $1.4 million), and other foreign counsel and advisors to the Agent.

         16. "Aggregate Noteholder Distribution" means the Class P4 Distribution allocable to the 10% Senior Note Claims and the 2.9% Convertible Note Claims, based on the aggregate Allowed amount of the 10% Senior Note Claims and the 2.9% Convertible Note Claims.

         17. "Allowed" means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by Debtors in their schedules of liabilities as other than disputed, contingent or unliquidated and as to which Debtors or other party in interest has not Filed an objection by the Claims Objection Bar Date; (b) a Claim or Equity Interest that either is not a Disputed Claim or Equity Interest or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed: (i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with Debtors of amount and nature of Claim or Equity Interest executed on or after the Confirmation Date; or (iii) in or pursuant to this Joint Plan, any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest relating to a rejected executory




                                      -2-
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contract or unexpired lease that either (i) is not a Disputed Claim or Equity
Interest or (ii) has been allowed by a Final Order, in either case only if a proof of Claim or Equity Interest has been Filed by the Claims Objection Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim or Equity Interest that is allowed pursuant to the terms hereof.

         18. "Allowed ... Claim" means an Allowed Claim in the particular Class described.

         19. "Allowed Equity Interest" means an Allowed Equity Interest in the particular Class described.

         20. "Amended and Restated Intercreditor and Subordination Agreement" means that certain intercreditor and subordination agreement dated as of April 15, 2002, and amended and restated as of February 13, 2004, among Deutsche Bank AG New York Branch, as agent for the Replacement DIP Credit Facility, Credit Suisse First Boston, as agent for the Prepetition Credit Facility, Citicorp USA, Inc., as escrow agent, certain affiliates of Exide and certain other signatories thereto.

         21. "Amended Prepetition Foreign Credit Agreement" means that certain credit agreement which shall govern the Prepetition Foreign Secured Claims of Option B Electors (if any), effective as of the Effective Date, substantially in the form contained in the Plan Supplement, and containing terms materially consistent with the Amended Prepetition Foreign Credit Agreement Term Sheet.

         22. "Amended Prepetition Foreign Credit Agreement Term Sheet" means that certain term sheet attached hereto as Exhibit A.

         23. "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall indicate their acceptance or rejection of the Joint Plan in accordance with the Joint Plan and the Voting Instructions.

         24. "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in sections 101 et seq. of Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

         25. "Bankruptcy Court" means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court.

         26. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

         27. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

         28. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         29. "Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and Cash Equivalents.

         30. "Cash Equivalents" means equivalents of Cash in the form of readily marketable securities or instruments issued by a Person, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one
(1) year, at the then best generally available rates of interest for like amounts and like periods.


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         31. "Causes of Action" mean all Claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or otherwise) of the Debtors, the Debtors in Possession, and/or the Estates (including, but not limited to, those actions listed in the Plan Supplement) that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

         32. "Chapter 11 Cases" means the above-captioned chapter 11 proceedings filed by the Debtors with case numbers 02-11125 through 02-11128, 02-13449 and 02-13450, and jointly administered under case number 02-11125.

         33. "Claim" means a claim (as defined in section 101(a)(5) of the Bankruptcy Code) against a Debtor, including, but not limited to: (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         34. "Claim Holder" or "Claimant" means the Holder of a Claim.

         35. "Claims Objection Bar Date" means the deadline for the Debtors, Reorganized Debtors or any other Person or Entity to file an objection to the allowance of any Claim, which shall be 120 days after the Effective Date, unless extended by the Bankruptcy Court.

         36. "Claim Settlement Notice Parties" means the Postconfirmation Creditors Committee, United States Trustee and any other party who specifically requests notice of the settlement of Disputed Claims pursuant to Article VIII.A hereof.

         37. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III hereof.

         38. "Class P3 Distribution" means 90% of the Effective Date New Exide Common Stock.

         39. "Class P4 Distribution" means (a) 10% of the Effective Date New Exide Common Stock, and (b) the New Exide Warrants.

         40. "Class P4-B Distribution" means 86.67% of the Aggregate Noteholder Distribution.

         41. "Class P4-C Distribution" means 13.33% of the Aggregate Noteholder Distribution.

         42. "Class P3 Option B Distribution" means New Exide Common Stock from the Class P3 Distribution having a value equal to the Prepetition Domestic Secured Claims Liquidation Value plus $1.00.

         43. "Committee/R2 Motion" means that certain motion filed December 1, 2003, docket number 3261, whereby the Creditors Committee sought leave to commence an adversary proceeding against R2 Investments LDC and R2 Top Hat, Ltd.

         44. "Committees" means, collectively, the Creditors Committee and the Equity Committee.

         45. "Company Incentive Plan" means the post-Effective Date incentive compensation plan to be adopted by the compensation committee of the New Exide Board of Directors and by the New Exide Board of Directors as soon as reasonably practicable after the Effective Date, as such plan may be modified or supplemented in accordance with its terms.


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         46. "Confirmation" means the entry of the Confirmation Order, subject to all conditions specified in Article IX.A hereof having been (a) satisfied or
(b) waived pursuant to Article IX.C hereof.

         47. "Confirmation Hearing" means the hearing at which the Confirmation Order is considered by the Bankruptcy Court.

         48. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         49. "Confirmation Order" means the order of the Bankruptcy Court confirming the Joint Plan pursuant to section 1129 of the Bankruptcy Code.

         50. "Consummation" means the occurrence of the Effective Date.

         51. "Creditor" means any Holder of a Claim.

         52. "Creditors Committee" means the official committee of unsecured creditors appointed in these Chapter 11 Cases, currently consisting of the Pension Benefit Guaranty Corporation, HSBC Bank USA, The Bank of New York, Smith Management LLC, Turnberry Capital Management L.P., Tulip Corporation, Transervice Logistics Inc., Carroll Todd Lollis (as guardian ad litem for Logan
T. Lollis), and Aaron Wann.

         53. "Creditors Committee Adversary Proceeding" means that certain adversary proceeding filed in the Bankruptcy Court by the Creditors Committee and R2 Investments, LDC against Credit Suisse First Boston and Salomon Smith Barney, Inc., designated as Adversary Proceeding Number 03-50134 (KJC).

         54. "Debtor" means one of the Debtors, in its individual capacity, as a debtor in these Chapter 11 Cases.

         55. "Debtor in Possession" means one of the Debtors in Possession, in its individual capacity, as debtor in possession in these Chapter 11 Cases.

         56. "Debtors" means, collectively, the Initial Debtors and the Subsequent Debtors.

         57. "Debtors in Possession" means the Debtors, as debtors in possession in these Chapter 11 Cases.

         58. "Deutsche Exide" means Deutsche Exide GMBH.

         59. "DIP Facility" means that $500 million secured super priority debtor in possession credit agreement dated as of April 15, 2002, and amended and restated as of February 13, 2004, as amended from time to time, among (a) Exide and those subsidiaries of Exide listed on the signature pages thereof as debtors and debtors in possession, as borrowers, (b) the subsidiaries of Exide listed on the signature pages thereof as guarantors, and any subsidiary that becomes guarantor thereunder pursuant to section 10.9 of such agreement, (c) Deutsche Bank AG New York Branch, as administrative agent and collateral monitoring agent, (d) Citicorp USA, Inc., as collateral agent and escrow agent, and (e) the lenders and issuers from time to time party thereto.

         60. "DIP Facility Claims" means Claims derived from or based upon the DIP Facility.

         61. "Disclosure Statement" means the Disclosure Statement for the Joint Plan of Reorganization of the Official Committee of Unsecured Creditors and the Debtors, together with all exhibits, schedules and supplements thereto, as amended, supplemented, or modified from time to time, describing the Joint Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

         62. "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest that is not an Allowed Claim or Equity Interest: (a) that is listed on the Schedules as unliquidated, disputed or contingent; (b) as to which a Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or (c) that is otherwise disputed by a

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Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

         63. "Distribution Record Date" means the date for determining which Holders of Claims are eligible to receive distributions hereunder, and shall be the Confirmation Date.

         64. "Dixie Metals" means Dixie Metals Company, a Delaware corporation.

         65. "Domestic Non-Debtor" means GNB Battery Technologies Japan, Inc., a Delaware corporation.

         66. "Effective Date" means the date selected by the Creditors Committee, the Agent and the Debtors which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article IV hereof have been (i) satisfied or
(ii) waived pursuant to Article IX.C. hereof.

         67. "Effective Date New Exide Common Stock" means 25 million shares of New Exide Common Stock, provided, however, that the overall equity position represented by these shares will be subject to dilution by the exercise, if any, of the New Exide Warrants, by operation of the Company Incentive Plan and by any duly authorized issuance of Reorganized Exide capital stock after the Effective Date.

         68. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

         69. "Equity Committee" means the official committee of equity security holders appointed in these Chapter 11 Cases.

         70. "Equity Interest" means any equity interest in a Debtor, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         71. "Estate" means the estate of a Debtor created by section 541 of the Bankruptcy Code upon the commencement of its respective Chapter 11 Case.

         72. "Exide" means Exide Technologies, f/k/a Exide Corporation, a Delaware corporation.

         73. "Exide BV" has the meaning set forth in Article V.A hereof.

         74. "Exide CV" has the meaning set forth in Article V.A hereof.

         75. "Exide Delaware" means Exide Delaware, L.L.C., a Delaware limited liability company.

         76. "Exide Holding Asia" has the meaning set forth in Article V.A hereof.

         77. "Exide Holding Europe" has the meaning set forth in Article V.A hereof.

         78. "Exide Illinois" means Exide Illinois, Inc., a Pennsylvania corporation.

         79. "Exit Facility" means a post-Consummation credit facility, substantially in the form contained in the Plan Supplement, in an amount sufficient to (a) fund the Debtors' Cash payment obligations under the Joint Plan and (b) provide for the Debtors' projected minimum Cash reserve requirements on and after the Effective Date.

         80. "Fee Notice Parties" means (a) the Debtors, (b) the Creditors Committee, (c) the Agent, (d) the Office of the United States Trustee (if the Office of the United States Trustee requests to receive copies of the fee and expense statements of the Fee Submission Parties), (e) the 2.9% Convertible Note Indenture Trustee, (f) the 10% Senior Note Indenture Trustee, (g) R2 Investments LDC and R2 Top Hat, Ltd., and (h) Smith Management LLC.

         81. "Fee Submission Parties" means the following entities, which shall be authorized to submit time descriptions and expense statements pursuant to
Article V.L hereof, for all fees and expenses (including, but not limited to legal fees and expenses) actually and reasonably incurred and related to these Chapter 11 Cases: (A) the 10% Senior Note Indenture Trustee and its counsel, (the applicable application period for the foregoing being prior to the Effective Date); (B) the 2.9% Convertible Note Indenture Trustee and its counsel, R2 Investments LDC and R2 Top Hat, Ltd., (limited to actual and necessary out-of-pocket expenses), and the following counsel to R2 Investments LDC and R2 Top Hat, Ltd.: (i) Brown Rudnick Berlack & Israels, (ii) Fox, Rothschild, Obrien & Frankel, (iii) Ashby & Geddes, (iv) Debevoise & Plimpton,
(v) Fish & Richardson, (vi) Gibson, Dunn & Crutcher, (vii) Kelly, Hart & Hallman, (viii) Mayer, Brown, Rowe & Maw, (ix) Paul, Weiss, Rifkind, Wharton & Garrison, (x) Sidley, Austin, Brown & Wood, (xi) Sonnenschein, Nath & Rosenthal, and (xii) Wilmer, Cutler & Pickering, (the applicable application period for the foregoing being January 1, 2002 through the Effective Date); and (C) the Bayard Firm, as litigation counsel to the Creditors Committee, Sonnenschein Nath & Rosenthal LLP, as litigation counsel to the Creditors Committee, and Arent Fox Kintner Plotkin & Kahn PLLC and Duane Morris LLP, counsel to Smith Management LLC, (the applicable application period for the foregoing being the Petition Date through the Effective Date).

         82. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

         83. "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

         84. "Final DIP Order" means the "Final Order Authorizing the Debtors In Possession to Enter into Post-Petition Credit Agreement and Obtain Post-Petition Financing Pursuant to Section 363 and 364 of the Bankruptcy Code, Providing Adequate Protection, and Granting Liens, Security Interests and Super-Priority Claims" entered by the Bankruptcy Court on May 10, 2002, as amended or modified pursuant to the Interim and Final Orders approving the amendments to the DIP Facility.

         85. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         86. "Foreign Asset Sales" has the meaning set forth in the Amended and Restated Intercreditor and Subordination Agreement.

         87. "Foreign Subsidiary Borrowers" means Exide Holding Europe S.A., Compagnie Europeenne D'Accumulateurs S.A., Euro Exide Corporation Limited, Sociedad Espanola del Acumulador Tudor S.A., Tudor A.B., CMP Batterijen B.V., CMP Batteries Limited, Deutsche Exide Standby GMBH, Deutsche Exide GMBH and Mercolec Tudor B.V., Exide Italia S.R.L., Industria Composizioni Stampate, SpA, Fulmen Iberica S.L., CMP Batterijen N.V., Exide Automotive Batterie GMBH, Hagen Batterie AG, Hagen Batterijen B.V., Electro Mercantil Industrial S.L., Exide (Dagenham) Limited, Exide France S.A.S., Fulmen UK Limited, Exide Automotive S.A., Sociedade Portuguesa do Acumulador Tudor S.A., Exide Danmark A/S, Exide Batterier AB, Centra S.A., Exide Sonnak A/S, Exide Automotive B.V., Exide Batteries Limited, B.I.G. Batteries Limited, Exide Lending Limited, Exide Holdings Limited, Exide Technologies Holding BV, Exide Holding Asia PTE Limited, GNB Technologies (China) Limited, Exide Singapore PTE Limited, Exide Australia PTY Limited, Exide Technologies Limited, Exide Canada Inc., and 1036058 Ontario Inc.

         88. "General Unsecured Claim" means any Claim against a Debtor that is not an Administrative Claim, DIP Facility Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, or Prepetition Credit Facility Claim.

         89. "Holder" and collectively, "Holders" mean a Person or Entity holding an Equity Interest or Claim, including a holder.

         90. "Impaired" means with respect to any Class of Claims or Equity Interests, which Claims or Equity Interests will not be paid in full upon the effectiveness of this Joint Plan or will be changed by the reorganization effectuated hereby.

         91. "Impaired Claim" means a Claim classified in an Impaired Class.

         92. "Impaired Class" means each of Classes P3, P4, P5, S3, S4 and S5 as set forth in Article III hereof.

         93. "Initial Debtors" means, collectively, Exide; Exide Delaware; Exide Illinois, and RBD Liquidation, having Filed voluntary chapter 11 petitions on the Initial Petition Date.

         94. "Initial Petition Date" means April 15, 2002.

         95. "Joint Plan" means this Joint Plan of Reorganization of the Creditors Committee and the Debtors.

         96. "Letter of Credit" means a letter of credit issued pursuant to the Prepetition Credit Facility.

         97. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests shall indicate their acceptance or rejection of the Joint Plan in accordance with the Voting Instructions.

         98. "New Exide Board of Directors" means the board of directors of Reorganized Exide, on and after the Effective Date.

         99. "New Exide By-laws" means the by-laws of Reorganized Exide, substantially in the form contained in the Plan Supplement.

         100. "New Exide Certificate of Incorporation" means the certificate of incorporation of Reorganized Exide, substantially in the form contained in the Plan Supplement.

         101. "New Exide Common Stock" means the shares of Reorganized Exide's common stock, par value $.01 per share, to be authorized pursuant to the New Exide Certificate of Incorporation.

         102. "New Exide Warrant Agreement" means that certain warrant agreement governing the New Exide Warrants, substantially in the form contained in the Plan Supplement, containing terms materially consistent with the New Exide Warrant Term Sheet.

         103. "New Exide Warrant Term Sheet" means that certain term sheet describing the terms of the New Exide Warrants, attached hereto as Exhibit B.

         104. "New Exide Warrants" means warrants to purchase 6.25 million shares of New Exide Common Stock (assuming 25 million shares to be issued under the Joint Plan), as governed by the terms set forth in the New Exide Warrant Agreement (including the anti-dilution provisions therein), it being understood that the overall equity position represented by any shares obtained through the exercise of the New Exide Warrants will be subject to dilution by the Company Incentive Plan.

         105. "New Organizational Documents" means (a) those certificates of incorporation to be filed with the Secretary of State for the State of Delaware by Reorganized Exide, Reorganized Dixie Metals, and Reorganized Refined Metals,
(b) the certificate of incorporation to be filed with the Secretary of State for the State of Pennsylvania by Reorganized Exide Illinois, and (c) the certificates of formation to be filed with the Secretary of State for the State of Delaware by Exide Delaware and RBD Liquidation, along with the operating agreements or limited liability company agreements for Exide Delaware and RBD Liquidation, whether or not filed.

         106. "Nominee" means any Beneficial Holder whose securities were registered or held of record in the name of his broker, dealer, commercial bank, trust company, savings and loan or other nominee.

         107. "Non-Noteholder General Unsecured Claims" means all General Unsecured Claims that are not 10% Senior Note Claims or 2.9% Convertible Note Claims.

         108. "Old Notes" means, collectively, the 10% Senior Notes and the 2.9% Convertible Notes.

         109. "Option A Electors" means those Holders of Prepetition Credit Facility Claims, if any, who chose the Class P3 Option A, pursuant to Article III.B.3 hereof.

         110. "Option B Electors" means those Holders of Prepetition Credit Facility Claims, if any, who chose the Class P3 Option B, pursuant to Article III.B.3 hereof.

         111. "Other Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         112. "Other Secured Claims" means any and all Secured Claims against the Debtors not specifically described herein.

         113. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

         114. "PITWD Claims" means those Claims against the Debtors based on or derived from allegations of personal injury tort or wrongful death, within the meaning of 28 U.S.C. 157(b)(5).

         115. "Plan Supplement" means the compilation of documents and forms of documents, schedules and exhibits previously filed and subsequently identified as an exhibit to this Joint Plan or to be filed not less than 10 days prior to the hearing on the Confirmation Hearing, as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules.

         116. "Postconfirmation Creditors Committee" means a committee to be formed on the Effective Date, comprised of those members of the Creditors Committee willing to serve in such capacity.

         117. "Prepetition Credit Facility" means that certain amended and restated credit and guarantee agreement dated September 29, 2000, as amended from time to time, among Exide and certain borrowing subsidiaries and certain guarantors and the Agent and certain other parties thereto.

         118. "Prepetition Credit Facility Claims" means all Claims of any Person (a) derived from or based upon the Prepetition Credit Facility and all documents relating thereto, including the Prepetition Domestic Secured Claims, Prepetition Foreign Secured Claims and the Prepetition Credit Facility Swap Claim, (b) derived from or based upon any guaranty of the obligations under the Prepetition Credit Facility and all documents relating thereto and (c) arising under or in connection with the Final DIP Order and derived from or based upon the Prepetition Credit Facility and all documents relating thereto, including the Adequate Protection Superpriority Claims, if any.

         119. "Prepetition Credit Facility Swap Claim" means the Claim based upon the $60,000,000 two-year interest rate swap with Exide dated as of October 20, 2000.

         120. "Prepetition Domestic Secured Claims" means all Prepetition Credit Facility Claims that are not Prepetition Foreign Secured Claims.

         121. "Prepetition Domestic Secured Claims Liquidation Value" means the value available for distribution to Holders of Prepetition Domestic Secured Claims as of the Effective Date if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, as set forth in the section of the Disclosure Statement entitled "LIQUIDATION ANALYSIS" and within the meaning of section 1129(a)(7)(A)(ii) of the Bankruptcy Code.

         122. "Prepetition Foreign Secured Claims" means all Prepetition Credit Facility Claims as to which any of the Foreign Subsidiary Borrowers are obligors.

         123. "Prepetition Lenders" means those Persons party to the Prepetition Credit Facility as lenders thereunder.

         124. "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         125. "Professional," or collectively "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

         126. "Pro Rata" means the proportion that an Allowed Claim or an Allowed Equity Interest bears to the aggregate amount of Allowed Claims or the aggregate amount of Allowed Equity Interests in such Class or subclass, as applicable.

         127. "Purported Lease" means one of the contracts at issue in the Recharacterization Adversary Proceeding.

         128. "Purported Lessor" means the defendants in the Recharacterization Adversary Proceeding.

         129. "RBD Liquidation" means RBD Liquidation L.L.C., a Delaware limited liability company.

         130. "Recharacterization Adversary Proceeding" means that certain adversary proceeding filed by the Debtors in the Bankruptcy Court on March 24, 2003, docketed as adversary proceeding number 03-51952 (KJC).

         131. "Registration Agreements" means, collectively, (a) that certain registration rights agreement dated as of September 29, 2000, by and among the Debtors and certain lenders under the Prepetition Credit Agreement, (b) that certain registration rights and standstill agreement dated as of September 29, 2000, by and between the Debtors and Pacific Dunlop Holdings (USA) Inc., and (c) that certain registration rights agreement dated from October, 1993, by and among the Debtors, Wilmington Securities, Inc., and certain holders of Equity Interests in the Debtors, as amended.

         132. "Releasees" means the Debtors and their Affiliates, the Reorganized Debtors and each of their Affiliates, the Creditors Committee, the Equity Committee, the Agent, the Syndication Agent, the Agents and Lenders under (and as defined in) the DIP Facility, the Option A Electors, the 10% Senior Note Indenture Trustee, the 2.9% Convertible Note Indenture Trustee, Smith Management LLC, R2 Investments, LDC, R2 Top Hat, Ltd., and all officers, directors, members, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each of the foregoing, whether current or former, in each case in their capacity as such, and only if serving in such capacity on the Initial Petition Date or thereafter.

         133. "Reorganized Debtor" means any Debtor and Debtor in Possession, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

         134. "Reorganized Debtors" means the Debtors and Debtors in Possession, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

         135. "Reorganized Exide" means Exide or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

         136. "Reorganized Subsidiary Debtors" means the Subsidiary Debtors, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

         137. "Refined Metals" means Refined Metals Corporation, a Delaware corporation.

         138. "Rights Agreement" means that certain rights agreement dated September 18, 1998, as amended, between Exide and American Stock Transfer and Trust Company, as rights agent, authorizing the issuance of rights to purchase or acquire shares of preferred stock under certain circumstances.

         139. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs as the Bankruptcy Court requires the Debtors to File pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

         140. "Secured Claim" means (a) a Claim that is secured by a lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Joint Plan as a Secured Claim.

         141. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         142. "Smith Adversary Proceeding" means that certain adversary proceeding filed in the Bankruptcy Court by Smith Management LLC against Credit Suisse First Boston, Salomon Smith Barney, Inc., n/k/a Citigroup Global Markets, Inc., AG Capital Funding Partners L.P., R2 Top Hat Ltd., Black Diamond 1998-1 LTD., Black Diamond CLO 2000-1 LTD., Black Diamond International Funding, LTD., Citadel Trading LTD., and Citadel Equity Fund, LTD., designated as adversary proceeding 03-56894 (KJC).

         143. "Solicitation Order" means an order of the Bankruptcy Court (a) approving the adequacy of the Disclosure Statement and (b) establishing certain solicitation and voting procedures, dates and deadlines.

         144. "Standstill Agreement" means that certain Standstill Agreement and Fifth Amendment to the Credit Agreement dated as of April 15, 2002, as amended, among Exide and certain borrowing subsidiaries and certain guarantors and the Agent and certain other parties thereto.

         145. "Steering Committee Expenses" means the reasonable and actual expenses of the members of the Steering Committee, including the reasonable and actual fees and expenses incurred after the Petition Date by the legal, accounting and financial advisors to the members of the steering committee of prepetition lenders, in the aggregate not to exceed $850,000.

         146. "Subsequent Debtors" means Dixie Metals and Refined Metals, having Filed voluntary chapter 11 petitions on the Subsequent Petition Date.

         147. "Subsequent Petition Date" means November 21, 2002.

         148. "Subsidiary Debtors" means Exide Delaware; Exide Illinois, RBD Liquidation, Dixie Metals and Refined Metals.

         149. "Syndication Agent" means Citigroup Global Markets, Inc., formerly known as Salomon Smith Barney, Inc., in its capacity as syndication agent under the Prepetition Credit Facility.

         150. "Unimpaired Claims" means Claims in an Unimpaired Class.

         151. "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

         152. "Unknown Causes of Action" has the meaning set forth in Article X.F.1 below.

         153. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

         154. "Voting Instructions" mean the instructions for voting on the Joint Plan contained in the Solicitation Order, in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

                                  ARTICLE II.

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A.       Administrative Claims

         Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date, (ii) or if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by a Debtor pursuant hereto will be assumed on the Effective Date and paid or performed by such Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Holders of Allowed Adequate Protection Superpriority Claims, if any, will receive on account of such Claims the treatment set forth for Class P3 in Article III.B.3 below.

B.       DIP Facility Claims

         Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, Allowed DIP Facility Claims will be paid in full in Cash on the earlier of (i) the Effective Date or (ii) the temination of the DIP Facility according to its terms.

C.       Priority Tax Claims

         On the Effective Date or as soon as practicable thereafter, each Holder of a Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code), provided, however, that tax obligations owed to the Missouri Department of Revenue shall be paid at a rate of 5% annual interest. Any deferred payments made pursuant to section 1129(a)(9)(C) of the Bankruptcy Code shall be by equal quarterly Cash payments beginning on the first day of the calendar month following the Effective Date, and following on the first day of each third calendar month thereafter, as necessary. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Joint Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, and notwithstanding any other provision of the Joint Plan to the contrary, the Joint Plan shall leave unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim. If the Reorganized Debtors substantially default on the payments of a tax due to a local, state or federal taxing authority under this Joint Plan, then the total amount still owed to such local, state or federal taxing authority under this Joint Plan shall become due and payable, and such local, state or federal taxing authority may collect such amount as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganized Debtors have defaulted on two consecutive Joint Plan payments owing to a given local, state or federal taxing authority, and, after receiving written notice of such default from the local, state or federal taxing authority, have not, within sixty days, cured the default.

                                  ARTICLE III.

                          CLASSIFICATION AND TREATMENT
                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.       Summary

         The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

         THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED

SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NOTHING IN THIS JOINT PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE JOINT PLAN.

         Summary of Classification and Treatment of Claims and Equity
Interests: Exide

         CLASS  CLAIM                                                  STATUS            VOTING RIGHT
         ------------------------------------------------------------------------------------------------------
         P1     Other Priority Claims                                  Unimpaired        Deemed to Accept
         ------------------------------------------------------------------------------------------------------
         P2     Other Secured Claims                                   Unimpaired        Deemed to Accept
         ------------------------------------------------------------------------------------------------------
         P3     Prepetition Credit Facility Claims                     Impaired          Entitled to vote
         ------------------------------------------------------------------------------------------------------
         P4     General Unsecured Claims                               Impaired          Entitled to vote

                -        P4-A:  Non-Noteholder General Unsecured
                         Claims

                -        P4-B:  10% Senior Note Claims

                -        P4-C:  2.9% Convertible Note Claims
         ------------------------------------------------------------------------------------------------------
         P5     Equity Interests                                       Impaired          Deemed to reject
         ------------------------------------------------------------------------------------------------------

         1.       Summary of Classification and Treatment of Claims and Equity
                  Interests: Subsidiary Debtors

         CLASS        CLAIM                                                  STATUS            VOTING RIGHT
         ------------------------------------------------------------------------------------------------------
         S1           Other Priority Claims                                  Unimpaired        Deemed to accept
         ------------------------------------------------------------------------------------------------------
         S2           Other Secured Claims                                   Unimpaired        Deemed to accept
         ------------------------------------------------------------------------------------------------------
         S3           Prepetition Credit Facility Claims                     Impaired          Entitled to vote
         ------------------------------------------------------------------------------------------------------
         S4           General Unsecured Claims                               Impaired          Deemed to Reject
         ------------------------------------------------------------------------------------------------------
         S5           Equity Interests                                       Impaired          Deemed to Reject
         ------------------------------------------------------------------------------------------------------

B.       Classification and Treatment of Claims and Equity Interests: Exide

         1.       Class P1 -- Other Priority Claims

                  (a) Classification: Class P1 consists of all Other Priority Claims against Exide.

                  (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class P1 Claims are unaltered by the Joint Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and Exide, each Holder of an Allowed Class P1 Claim shall receive, in full and final satisfaction of such Allowed Class P1 Claim, one of the following treatments, in the sole discretion of Exide:

                           (i) Reorganized Exide will pay the Allowed Class P1
                  Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class P1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class P1 Claims become due and owing in the ordinary course of business; or

                           (ii) such Claim will be treated in any other manner
                  so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

                  (c) Voting: Class P1 is Unimpaired and the Holders of Class P1 Claims are conclusively deemed to have accepted the Joint Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P1 are not entitled to vote to accept or reject the Joint Plan.

         2.       Class P2 -- Other Secured Claims

                  (a) Classification: Class P2 consists of all Other Secured Claims against Exide.

                  (b) Treatment: The legal, equitable and contractual rights of the Holders of Class P2 Claims are unaltered by the Joint Plan. Unless otherwise agreed to by the Holder of the Allowed Class P2 Claim and Exide, each Holder of an Allowed Class P2 Claim shall receive, in full and final satisfaction of such Allowed Class P2 Claim, one of the following treatments, in the sole discretion of Exide:

                           (i) the legal, equitable and contractual rights to
                  which such Claim entitles the Holder thereof shall be unaltered by the Joint Plan;

                           (ii) Reorganized Exide shall surrender all collateral
                  securing such Claim to the Holder thereof, without representation or warranty by or further recourse against Exide or Reorganized Exide; or

                           (iii) such Claim will be treated in any other manner
                  so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

                  On the Effective Date or as soon as practicable thereafter, the Allowed Class P2 Claims of local, state and federal taxing authorities, if any, shall be paid, at the option of the respective Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class P2 Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code), provided, however, that tax obligations owed to the Missouri Department of Revenue shall be paid at a rate of 5% annual interest. Any deferred payments made pursuant to this provision of the Joint Plan shall be by equal quarterly Cash payments beginning on the first day of the calendar month following the Effective Date, and following on the first day of each third calendar month thereafter, as necessary. Notwithstanding any other provision of the Joint Plan, all local, state and federal taxing authorities shall retain their applicable legal and equitable rights, if any, against non-Debtor obligors with respect to local, state and federal tax obligations owed by the Debtors.

                  Notwithstanding any other provision of this Joint Plan, any oversecured Allowed Class 2A Claim of a state or federal taxing authority shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class P2 Claim exceeds the value of such claim.

                  All local, state and federal taxing authorities shall retain the tax liens and rights to setoff securing their Allowed Class P2 Claims and, in the event the Reorganized Debtors substantially default on the payment of such claims (as provided for in this Joint Plan), then the total amount still owed to the applicable state or federal taxing authority under this Joint Plan shall become due and payable, and the local, state or federal taxing authority may collect such amount as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganized Debtors have defaulted on two consecutive Joint Plan payments owing to a given local, state or federal taxing authority, and, after receiving written notice of such default from the local, state or federal taxing authority, have not, within sixty days, cured the default.

                  (c) Voting: Class P2 is Unimpaired and the Holders of Class P2 Claims are conclusively deemed to have accepted the Joint Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P2 are not entitled to vote to accept or reject the Joint Plan.

         3.       Class P3 -- Prepetition Credit Facility Claims

                  (a) Classification: Class P3 consists of the Prepetition Credit Facility Claims against Exide.

                  (b) Treatment: Class P3 Claims shall be Allowed Claims in the aggregate amount of $802,700,000. Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims may elect on their respective Ballots either (i) Class P3 Option A or (ii) Class P3 Option B, provided that Holders must elect the same treatment for both their Class P3 and S3 Claims. Any Class P3 Holder that does not make an election on its Ballot is deemed to be an Option B Elector. Any Class P3 Holder that does not make an election on its Ballot or chooses the Class P3 Option B, may, at any time prior to the Effective Date, choose the Class P3 Option A with respect to such Claim by providing notice of such choice to the Debtors in writing. The Holder of the Prepetition Credit Facility Swap Claim is deemed to be an Option A Elector with respect to such Claim.

                           (i) Class P3 Option A: On or as soon as practicable
                  after the Effective Date, Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Option A shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims and Prepetition Foreign Secured Claims, a Pro Rata share (based on the aggregate of such Holder's Prepetition Domestic Secured Claims and Prepetition Foreign Secured Claims) of 100% of the remaining Class P3 Distribution after distributions, if any, pursuant to the Class P3 Option B. As a condition to the receipt of a Pro Rata share of the New Exide Common Stock, each Option A Elector shall execute the amendment to the Prepetition Credit Facility summarized in the Amended Prepetition Foreign Credit Agreement Term Sheet.

                           (ii) Class P3 Option B: On or as soon as practicable
                  after the Effective Date, Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Option B shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims, a Pro Rata share (based on the aggregate of the Prepetition Domestic Secured Claims) of the Class P3 Option B Distribution. On the Effective Date, the Prepetition Foreign Secured Claims of Option B Electors shall be governed by the Amended Prepetition Foreign Credit Agreement.

                  (c) Voting: Class P3 is Impaired and Holders of Class P3 Claims are entitled to vote to accept or reject the Joint Plan.

         4.       Class P4 -- General Unsecured Claims

                  (a) Classification: Class P4 consists of all General Unsecured Claims against Exide.

                  (b) Treatment: Except as provided in Article VIII, on or as soon as practicable after the Effective Date, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Allowed Class P4 Claim, the following treatment:

                           (i) Class P4-A: Non-Noteholder General Unsecured
                  Claims: Holders of Class P4-A Non-Noteholder General Unsecured Claims shall receive a Pro Rata share of the Class P4 Distribution, based on the Allowed amount of their Claims.

                           (ii) Class P4-B: 10% Senior Note Claims: Pursuant to
                  Article V.H hereof, Holders of Class P4-B 10% Senior Note Claims shall receive a Pro Rata share of the Class P4-B Distribution, based on the Allowed amount of their Claims. As provided in Section V.C hereof, this distribution shall be made to the 10% Senior Note Indenture Trustee, who shall in turn make the distributions to or for the benefit of the beneficial holders of the 10% Senior Note Claims in accordance with the terms of the 10% Senior Note Indenture and herewith. To the extent amounts are still owing to the 10% Senior Note Indenture Trustee under the 10% Senior Note Indenture, all distributions to Class P4-B shall be subject to the charging lien of the 10% Senior Note Indenture Trustee under the 10% Senior Note Indenture.

                           (iii) Class P4-C: 2.9% Convertible Note Claims:
                  Pursuant to Article V.H hereof, Holders of Class P4-C 2.9% Convertible Note Claims shall receive a Pro Rata share of the Class P4-C Distribution, based on the Allowed amount of their Claims. As provided in Section V.C hereof, this distribution shall be made to the 2.9% Convertible Note Indenture Trustee, who shall in turn make the distributions to or for the benefit of the beneficial holders of the 2.9%

                  Convertible Note Claims in accordance with the terms of the 2.9% Convertible Note Indenture and herewith. To the extent amounts are still owing to the 2.9% Convertible Note Indenture Trustee under the 2.9% Convertible Note Indenture, all distributions to Class P4-C shall be subject to the charging lien of the 2.9% Convertible Note Indenture Trustee under the 2.9% Convertible Note Indenture.

                  (c) Voting: Class P4 is Impaired and Holders of Class P4 Claims are entitled to vote to accept or reject the Joint Plan, with all such votes to be tabulated on the basis of one aggregate Class.

         5.       Class P5 -- Equity Interests

                  (a) Classification: Class P5 consists of the Equity Interests in Exide.

                  (b) Treatment: On the Effective Date Class P5 Equity Interests will be cancelled and Holders thereof will not receive a distribution under the Joint Plan in respect of such Interests.

                  (c) Voting: Class P5 is Impaired and is conclusively deemed to reject the Joint Plan. Holders of Class P5 Equity Interests are not entitled to vote to accept or reject the Joint Plan.

C.       Classification and Treatment of Claims and Equity Interests: Subsidiary
         Debtors

         1.       Class S1 -- Other Priority Claims

                  (a) Classification: Class S1 consists of all Other Priority Claims against the respective Subsidiary Debtors.

                  (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class S1 Claims are unaltered by the Joint Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and the respective Subsidiary Debtor, each Holder of an Allowed Class S1 Claim shall receive, in full and final satisfaction of such Allowed Class S1 Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary Debtor:

                           (i) The applicable Reorganized Debtor will pay the
                  Allowed Class S1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class S1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class S1 Claims become due and owing in the ordinary course of business; or

                           (ii) such Claim will be treated in any other manner
                  so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

                  (c) Voting: Class S1 is Unimpaired and the Holders of Class S1 Claims are conclusively deemed to have accepted the Joint Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S1 are not entitled to vote to accept or reject the Joint Plan.

         2.       Class S2 -- Other Secured Claims

                  (a) Classification: Class S2 consists of all Other Secured Claims against the respective Subsidiary Debtors.

                  (b) Treatment: The legal, equitable and contractual rights of the Holders of Class S2 Claims are unaltered by the Joint Plan. Unless otherwise agreed to by the Holder of the Allowed Class S2 Claim and the applicable Subsidiary Debtor, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary Debtor:

                           (i) the legal, equitable and contractual rights to
                  which such Claim entitles the Holder thereof shall be unaltered by the Joint Plan;

                           (ii) the applicable Reorganized Debtor shall
                  surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against the applicable Debtor or Reorganized Debtor; or

                           (iii) such Claim will be treated in any other manner
                  so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

                  On the Effective Date or as soon as practicable thereafter, the Allowed Class S2 Claims of local, state and federal taxing authorities, if any, shall be paid, at the option of the respective Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class S2 Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code), provided, however, that tax obligations owed to the Missouri Department of Revenue shall be paid at a rate of 5% annual interest. Any deferred payments made pursuant to this provision of the Joint Plan shall be by equal quarterly Cash payments beginning on the first day of the calendar month following the Effective Date, and following on the first day of each third calendar month thereafter, as necessary. Notwithstanding any other provision of the Joint Plan, all local, state and federal taxing authorities shall retain their applicable legal and equitable rights, if any, against non-Debtor obligors with respect to local, state and federal tax obligations owed by the Debtors.

                  Notwithstanding any other provision of this Joint Plan, any oversecured Allowed Class S2 Claim of a state or federal taxing authority shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class S2 Claim exceeds the value of such claim.

                  All local, state and federal taxing authorities shall retain the tax liens and rights to setoff securing their Allowed Class S2 Claims and, in the event the Reorganized Debtors substantially default on the payment of such claims (as provided for in this Joint Plan), then the total amount still owed to the applicable local, state or federal taxing authority under this Joint Plan shall become due and payable, and the local, state or federal taxing authority may collect such amount as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganized Debtors have defaulted on two consecutive Joint Plan payments owing to a given local, state or federal taxing authority, and, after receiving written notice of such default from the local, state or federal taxing authority, have not, within sixty days, cured the default.

                  (c) Voting: Class S2 is Unimpaired and the Holders of Class S2 Claims are conclusively deemed to have accepted the Joint Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S2 are not entitled to vote to accept or reject the Joint Plan.

         3.       Class S3 -- Prepetition Credit Facility Claims

                  (a) Classification: Class S3 consists of all Prepetition Credit Facility Claims against the respective Subsidiary Debtors.

                  (b) Treatment: Class S3 Claims shall be Allowed Claims in the aggregate amount of $802,700,000. On account of their Class S3 Claims, the Holders thereof will receive the treatment set forth for Class P3 in Article III.B.3 above.

                  (c) Voting: Class S3 is Impaired and Holders of Class S3 Claims are entitled to vote to accept or reject the Joint Plan.

         4.       Class S4 -- General Unsecured Claims

                  (a) Classification: Class S4 consists of all General Unsecured Claims against the respective Subsidiary Debtors.

                  (b) Treatment: On or as soon as practicable after the Effective Date, each Allowed Class S4 Claim will be cancelled and Holders of Allowed Class S4 Claims will receive no distribution on account thereof.

                  (c) Voting: Class S4 is Impaired and is conclusively deemed to reject the Joint Plan. Holders of Class S4 Claims are not entitled to vote to accept or reject the Joint Plan.

         5.       Class S5 -- Equity Interests

                  (a) Classification: Class S5 consists of all Equity Interest in the respective Subsidiary Debtors.

                  (b) Treatment: On or as soon as practicable after the Effective Date, each Allowed Class S5 Equity Interest will be cancelled.

                  (c) Voting: Class S5 is Impaired and is conclusively deemed to reject the Joint Plan. Holders of Class S5 Interests are not entitled to vote to accept or reject the Joint Plan.

D.       Special Provision Governing Unimpaired Claims

         Except as otherwise provided in the Joint Plan, nothing under the Joint Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                  ARTICLE IV.

                    ACCEPTANCE OR REJECTION OF THE JOINT PLAN

A.       Voting Classes

         Each Holder of an Allowed Claim in Classes P3, P4, and S3 shall be entitled to vote to accept or reject the Joint Plan.

B.       Acceptance by Impaired Classes

         An Impaired Class of Claims shall have accepted the Joint Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Joint Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Joint Plan.

C.       Presumed Acceptance of Joint Plan

         Classes P1, P2, S1 and S2 are Unimpaired under the Joint Plan, and, therefore, are presumed to have accepted the Joint Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.       Presumed Rejection of Joint Plan

         Classes P5, S4 and S5 are impaired and shall receive no distributions, and, therefore, are presumed to have rejected the Joint Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.       Non-Consensual Confirmation

         The Creditors Committee and the Debtors reserve the right to seek Confirmation of the Joint Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Classes P5, S4 and S5. In the event that Class P3, P4, and/or S3 fails to accept the Joint Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Creditors Committee and the Debtors reserve the right (a) to request that the

Bankruptcy Court confirm the Joint Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Joint Plan in accordance with
Article XII.E hereof.

                                   ARTICLE V.

                   MEANS FOR IMPLEMENTATION OF THE JOINT PLAN

A.       Restructuring

         Prior to the Confirmation Date, (i) Exide will form a new Dutch company ("Exide CV"), owned by Exide and a new wholly-owned domestic subsidiary of Exide, and (ii) Exide CV will form another new wholly owned Dutch company ("Exide BV"). After the Confirmation Date but on or before the Effective Date,
(i) Exide will transfer the shares of two existing foreign subsidiaries, Exide Holding Asia PTE Limited ("Exide Holding Asia") and Exide Holding Europe S.A. ("Exide Holding Europe"), along with its interest in the Exide Holding Europe participating loan, to Exide CV in exchange for equity of Exide CV, (ii) Exide CV will transfer its newly-acquired shares of Exide Holding Asia and a portion of its newly acquired shares of Exide Holding Europe to Exide BV in exchange for equity of Exide BV, (iii) Exide Holding Europe will be converted from a French S.A. to a French S.A.S. or S.A.R.L, and (iv) Exide will enter into an assumption and indemnification agreement with Deutsche Exide regarding Deutsche Exide's obligations under the Prepetition Credit Facility.

B.       Continued Corporate Existence and Vesting of Assets in the Reorganized
         Debtors

         The Reorganized Debtors shall continue to exist after the Effective Date as separate legal entities, with all the powers of a corporation or limited liability company, as applicable, under the laws of their respective states of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Joint Plan, on and after the Effective Date, all property of the Debtors' Estates, and any property acquired by the Debtors or Reorganized Debtors under the Joint Plan, shall vest in the respective Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Joint Plan and the Confirmation Order. In consideration of the undertakings of Reorganized Exide under the Joint Plan, Reorganized Exide shall continue to own 100% of the Subsidiary Debtors as of the Effective Date.

C.       Cancellation of Old Notes and Equity Interests

         On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Old Notes, (b) Equity Interests, and (c) any stock options, warrants or other rights to purchase Equity Interests shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

         On the Effective Date, except as otherwise provided for herein, the 10% Senior Notes and the 2.9% Convertible Notes shall be deemed extinguished, cancelled and of no further force or effect, and the obligations of the Debtors thereunder shall be discharged, in each case without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action on the part of the Bankruptcy Court or any Person; provided, however, that the 10% Senior Note Indenture and the 2.9% Convertible Note Indenture shall continue in effect for the purposes of (i) allowing the 10% Senior Note Indenture Trustee and the 2.9% Convertible Note Indenture Trustee to receive and make the Distributions to be made to the holders of 10% Senior Note Claims and the 2.9% Convertible Note Claims, respectively, in accordance with
Article III.B.4 hereof, and (ii) preserving any rights of the 10% Senior Note Indenture Trustee and the 2.9% Convertible Note Indenture Trustee, including indemnification rights, they may have with respect to the holders of the 10% Senior Notes or the 2.9% Convertible Notes under their respective indentures, and the charging liens in favor of the 10% Senior Note Indenture Trustee under the 10% Senior Note Indenture and the 2.9% Convertible Note Indenture Trustee under the 2.9% Convertible Note Indenture.

         Notwithstanding any provision herein to the contrary, the distribution provisions contained in the 10% Senior Note Indenture and the 2.9% Convertible
Note Indenture shall continue in effect to the extent necessary to authorize the 10% Senior Note Indenture Trustee and the 2.9% Convertible Note Indenture Trustee to receive and distribute all distributions to be made pursuant to this Joint Plan to the holders of 10% Senior Note Claims and the 2.9% Convertible Note Claims, respectively. Such distribution provisions shall terminate in their entirety upon completion of all such distributions under the Joint Plan. The 10% Senior Note Indenture Trustee and the 2.9% Convertible Note Indenture Trustee shall not be required to give any bond or surety or other security for the performance of their duties.

D.       Issuance of New Securities; Execution of Related Documents

         Reorganized Exide shall issue or authorize for future issuance all securities, notes, instruments, certificates, and other documents required to be issued pursuant hereto, including, without limitation, the New Exide Common Stock (shares of which will be reserved for issuance upon the exercise of the New Exide Warrants) and New Exide Warrants, each of which shall be distributed as provided herein. Reorganized Exide and its subsidiaries shall execute and deliver such other agreements, documents and instruments, including the Amended Prepetition Foreign Credit Agreement, as are required to be executed pursuant to the terms hereof.

E. Issuance of Stock or Limited Liability Company Interests of Reorganized Subsidiary Debtors to Reorganized Exide

         On or immediately after the Effective Date, the common stock or limited liability company interests, as applicable, of the Reorganized Subsidiary Debtors shall be issued to Reorganized Exide.

F.       Corporate Governance, Directors and Officers, and Corporate Action

         1. New Certificate of Incorporation and By-laws

         On the Effective Date, the Reorganized Debtors will file the New Organizational Documents with the Secretary of State for the relevant state of incorporation or formation. The New Organizational Documents will prohibit the issuance of non-voting securities pursuant to section 1123(a)(6) of the Bankruptcy Code. The New Exide Certificate of Incorporation will, among other things, authorize the New Exide Common Stock, including those shares of New Exide Common Stock issuable upon the exercise of the New Exide Warrants.

         2. Directors and Officers of Reorganized Exide

         Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the officers of Exide immediately prior to the Effective Date will be the officers of Reorganized Exide. Pursuant to section 1129(a)(5), Exide will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the New Exide Board of Directors. To the extent any such Person is an "Insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Exide Certificate of Incorporation, the New Exide By-laws and the Delaware General Corporation Law.

         The New Exide Board of Directors will be a newly-appointed seven person board of directors. One initial board member shall be appointed by the Creditors Committee, which member shall have a three year term and shall serve on the compensation committee of the New Exide Board of Directors. A second initial board member shall be appointed jointly by the Creditors Committee and the Prepetition Lenders. Additionally, Craig H. Muhlhauser, the Chief Executive Officer of Exide, shall be initially appointed to the New Exide Board of Directors. The four other members of the New Exide Board of Directors shall be appointed by the Prepetition Lenders.

         3. Corporate Action

         On the Effective Date, the adoption and filing of the New Exide Certificate of Incorporation and New Organizational Documents, the approval of the New Exide By-laws, the appointment of directors and officers for Reorganized Exide, the restructuring transactions contemplated by Article V.A hereof, and all actions contemplated hereby shall be authorized and approved by the Bankruptcy Court in all respects (subject to the provisions hereof).

All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Joint Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Debtors and the Reorganized Debtors and members of the board of directors of the Debtors and the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Joint Plan in the name of and on behalf of the Debtors and the Reorganized Debtors.

G. Dismissal of Creditors Committee Adversary Proceeding, Smith Adversary Proceeding and other Settlements

         1. Pursuant to Bankruptcy Rule 9019, and in consideration of the classification, distribution, treatment, releases and other benefits provided under the Joint Plan, including without limitation the distributions to be made to Holders of General Unsecured Claims pursuant to Article III.B.4 of the Joint Plan, and the undertakings of the parties to the settlements provided in this Joint Plan, the provisions of this Joint Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Joint Plan including, without limitation, (a) the releases set forth in Articles X.B, X.C and X.D hereof, (b) the Creditors Committee Adversary Proceeding, (c) the Smith Adversary Proceeding, (d) the Smith Management LLC and HSBC Bank USA appeals of the Opinion on Confirmation, dated December 30, 2003, and the Order, dated December 30, 2003, denying confirmation of the Debtors' Fourth Amended Joint Plan of Reorganization, and (e) the Committee/R2 Adversary, all of which shall be deemed settled pursuant to section 1123(b)(3)(A) of the Bankruptcy Code. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Joint Plan, including the releases, and the Bankruptcy Court's findings shall constitute its determination that such compromises, settlements and releases are in the best interests of the Debtors, the estates, the creditors and other parties in interest, and are fair, equitable and within the range of reasonableness, all of which shall be effective as of the Effective Date.

         2. On the Effective Date, (a) the Creditors Committee, R2 Investments, LDC and each Holder of General Unsecured Claims shall dismiss or shall be deemed to have dismissed their claims under the Creditors Committee Adversary Proceeding, with prejudice and in their entirety, (b) Smith Management LLC shall dismiss or shall be deemed to have dismissed its claims under the Smith Adversary Proceeding with prejudice and in their entirety, (c) Smith Management LLC and HSBC Bank USA shall dismiss or be deemed to have dismissed with prejudice any appeals of the Opinion on Confirmation, dated December 30, 2003, and the Order, dated December 30, 2003, denying confirmation of the Debtors' Fourth Amended Joint Plan of Reorganization, and (d) the Creditors Committee shall dismiss or shall be deemed to have dismissed with prejudice, and the Creditors Committee and the individual members of the Creditors Committee shall be deemed to have released R2 Investments LDC and R2 Top Hat, Ltd. from any and all claims, allegations and causes of action described in or related to the allegations set forth in the Committee/R2 Motion.

         3. In consideration of the mutual undertakings of the Releasees in connection with the Chapter 11 Cases and this Joint Plan, each Releasee hereby releases each other Releasee from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (a) the Debtors or Reorganized Debtors; (b) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor, (c) the Chapter 11 Cases, and
(d) the negotiation, formulation and preparation of the Joint Plan or any related agreements, instruments or other documents.

         4. IN ADDITION TO THE GENERAL INJUNCTION SET FORTH IN ARTICLE X.H HEREOF, FROM AND AFTER THE EFFECTIVE DATE, (a) THE CREDITORS COMMITTEE, R(2) INVESTMENTS, LDC AND EACH HOLDER OF GENERAL UNSECURED CLAIMS SHALL BE PERMANENTLY ENJOINED FROM CONTINUING IN ANY MANNER THE CREDITORS COMMITTEE ADVERSARY PROCEEDING OR ANY OF THE CLAIMS, ALLEGATIONS AND CAUSES OF ACTION DESCRIBED IN OR RELATED TO THE CREDITORS COMMITTEE ADVERSARY PROCEEDING, (b) SMITH MANAGEMENT LLC SHALL BE PERMANENTLY ENJOINED FROM CONTINUING IN ANY MANNER THE SMITH ADVERSARY PROCEEDING OR ANY OF THE CLAIMS, ALLEGATIONS AND CAUSES OF ACTION DESCRIBED IN OR RELATED TO THE SMITH ADVERSARY PROCEEDING, (c) SMITH MANAGEMENT LLC AND HSBC

BANK USA SHALL BE PERMANENTLY ENJOINED FROM CONTINUING IN ANY MANNER ANY APPEALS OF THE OPINION ON CONFIRMATION, DATED DECEMBER 30, 2003, AND THE ORDER, DATED DECEMBER 30, 2003, DENYING CONFIRMATION OF THE DEBTORS' FOURTH AMENDED JOINT PLAN OF REORGANIZATION, (d) THE CREDITORS COMMITTEE AND THE INDIVIDUAL MEMBERS OF THE CREDITORS COMMITTEE SHALL BE PERMANENTLY ENJOINED FROM PURSUING IN ANY MANNER THE CLAIMS, ALLEGATIONS AND CAUSES OF ACTION DESCRIBED IN OR RELATED TO THE ALLEGATIONS SET FORTH IN THE COMMITTEE/R(2) MOTION, AND (e) EACH RELEASEE SHALL BE PERMANENTLY ENJOINED FROM PURSUING ANY CLAIMS AGAINST ANY OTHER RELEASEE THAT ARE RELEASED PURSUANT TO THE TERMS OF THIS JOINT PLAN.

H.       Noteholder Distribution Settlement

         In recognition and settlement of claims relating to the contractual subordination of the 2.9% Convertible Notes to the 10% Senior Notes in the 2.9% Convertible Note Indenture, the 2.9% Convertible Note Indenture Trustee shall be deemed to have transferred the 2.9% Subordination Payment to the 10% Senior Note Indenture Trustee and the 10% Senior Note Indenture Trustee shall be deemed to have transferred the 2.9% Settlement and Reallocation Payment to the 2.9% Convertible Note Indenture Trustee, and all Creditors shall be deemed to have waived any and all contractual subordination rights that they may have with respect to the 2.9% Note Settlement and Reallocation Payment provided under the Joint Plan. In recognition of these deemed transfers, the Reorganized Debtors shall make the distributions set forth in Articles III.B.4.b.ii and III.B.4.b.iii hereof.

I.       Sources of Cash for Distribution under Joint Plan

         All Cash necessary for Reorganized Debtors to make payments pursuant hereto shall be obtained from existing Cash balances, if any, and proceeds of the Exit Facility.

J.       Public Company Status and Listing on National Exchange

         For a reasonable period of time following the Effective Date, Reorganized Exide shall use its best efforts to continue to be a reporting company under the Securities Exchange Act. Reorganized Exide shall use its best efforts to cause the New Exide Common Stock and New Exide Warrants to be listed on the New York Stock Exchange or the Nasdaq National Market as soon as practicable after the Effective Date.

K. Payment of Fees and Expenses for the Agent, the Steering Committee and the Postconfirmation Creditors Committee

         On the Effective Date or as soon as practicable thereafter, the Reorganized Debtors shall pay all reasonable and actual unpaid Agent Expenses and Steering Committee Expenses for the period up to and including the Effective Date. Thereafter, Reorganized Exide shall timely pay all reasonable and actual Agent Expenses incurred after the Effective Date related to the performance of services set forth in or contemplated by this Joint Plan.

         After the Effective Date, the Reorganized Debtors shall pay all reasonable and actual fees and expenses of the professionals retained by the Postconfirmation Creditors Committee and all reasonable and actual expenses of the members of the Postconfirmation Creditors Committee.

L.       Indenture Trustee and other Professional Fees and Expenses

         All reasonable and actual fees and expenses of the Fee Submission Parties related to these Chapter 11 Cases shall be paid by the Debtors. Each Fee Submission Party shall submit to the Fee Notice Parties time descriptions and expense statements for all fees and expenses related to these Chapter 11 Cases. If such time descriptions and expense statements are submitted no later than 30 days prior to the commencement of the Confirmation Hearing, the Fee Notice Parties shall have until 10 days prior to the commencement of the Confirmation Hearing to review such statements and serve objections, if any. If none of the Fee Notice Parties objects to such statements, or if such objection is resolved before the Effective Date, the fees and expenses of each Fee Submission Party shall be approved in the Confirmation Order and paid by the Debtors on the Effective Date. If any of the Fee Notice Parties objects to any of the statements presented by any of the Fee Submission Parties, the parties shall attempt to resolve such objection on a consensual basis. If no consensual resolution is reached, the Debtors shall be authorized to pay all fees and expenses that are not subject to dispute on the Effective Date, and all disputed fees and expenses shall be presented to the Bankruptcy Court for final determination. If such time descriptions and expense statements are submitted less than 30 days before the commencement of the Confirmation Hearing, the Fee Notice Parties shall have 20 days to review such statements and serve objections, if any. If none of the Fee Notice Parties objects to the payment of such fees and expenses, or such objection is resolved, the Debtors shall pay such fees and expenses as soon as practicable after the expiration of the 20 day review period, but no later than 10 days after the later of the expiration of the 20 day review period or the resolution of the relevant objection, as appropriate. If any of the Fee Notice Parties objects to any of the statements presented by any of the Fee Submission Parties, the parties shall attempt to resolve such objection on a consensual basis. If no consensual resolution is reached, the Debtors shall be authorized to pay all fees and expenses that are not subject to dispute, and all disputed fees and expenses shall be presented to the Bankruptcy Court for final determination. The Debtors or the Reorganized Debtors (as the case may be) shall pay any such fee or expense claim submitted to and resolved by the Bankruptcy Court as soon as practicable, but no later than 10 days after the entry of the Bankruptcy Court order relevant to such claim. The entry of the Confirmation Order shall constitute a determination by the Bankruptcy Court that these procedures are fair and reasonable, in light of the compromises and settlements set forth herein, and that the Debtors are authorized to make the payments provided in this section without need for further order of the Bankruptcy Court. It is understood that the billing and expense statements may be redacted as necessary to protect privilege and other related issues, and failure to so redact a statement shall not be deemed to be a waiver of such privileges and issues.

         Notwithstanding any of the foregoing, the approval of the fees and expenses of Sonnenschein, Nath & Rosenthal LLP and The Bayard Firm, litigation counsel to the Creditors Committee, shall be governed by the orders of the Bankruptcy Court approving their retentions, by the order of the Bankruptcy Court dated June 25, 2003, approving the appointment of a fee examiner, by any other orders of the Bankruptcy Court related to their fees and/or expenses, including any order approving the stipulation among the Prepetition Lenders, the Debtors and the Creditors Committee, filed on or about February 27, 2004, and by all applicable provisions of the Bankruptcy Code.

         Any objections to the billing and expense statements shall be in writing and shall specify the amount in dispute and the reasons therefore in reasonable detail. All objections may be resolved by the relevant Fee Submission Party and the Fee Notice Party making the objection, at any time, without notice to the other Fee Notice or Fee Submission Parties and without further order of the Court regardless of whether presented to the Court. Any disputed fees that are presented to the Court shall not be subject to any additional objection period. All of the parties to any objection presented to the Court shall request that such objection be heard on an expedited basis unless otherwise agreed by the parties to such objection.

         From and after the Effective Date, the Reorganized Debtors shall pay promptly all reasonable and actual fees and expenses of the 10% Senior Note Indenture Trustee and the 2.9% Convertible Note Indenture Trustee related to the performance of services set forth or contemplated by the Joint Plan, other than service by the 10% Senior Note Indenture Trustee or the 2.9% Convertible Note Indenture Trustee, if any, on the Postconfirmation Creditors Committee.

M.       Adoption of Company Incentive Plan

         As soon as reasonably practicable after the Effective Date, the Company Incentive Plan shall be proposed and approved by the compensation committee of the New Exide Board of Directors, subject to final approval by the New Exide Board of Directors; provided however, that the Company Incentive Plan will provide that covered employees will receive or have the right to receive securities representing not less than 5% and not more than 10% of the fully diluted shares of New Exide Common Stock.

                                  ARTICLE VI.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       Assumption of Executory Contracts and Unexpired Leases

         Immediately prior to the Effective Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors, including, without limitation, customer program agreements, vendor agreements and warranty obligations, will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date,
(3) are identified on a list to be included in the Plan Supplement, (4) that relate to the purchase or other acquisition of Equity Interests, or (5) are rejected pursuant to the terms hereof.

         Immediately prior to the Effective Date, except as otherwise provided in this section, all Purported Leases shall be deemed assumed on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those Purported Leases that (1) have been rejected on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding by order of the Bankruptcy Court, (2) are the subject of a motion to reject on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding pending on the Effective Date, or (3) are identified on a list to be included in the Plan Supplement. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a "true lease," the conditional assumption or rejection of such Purported Lease, whichever is applicable, shall become final and such Purported Lessor shall be entitled to the treatment provided for other lessors and non-debtor parties to executory contracts. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a secured financing transaction, such Purported Lessor shall be entitled to a Class P2-Other Secured Claim to the extent of the value of the equipment subject to the Purported Lease under section 506 of the Bankruptcy Code if such Purported Lessor qualifies as a secured creditor under applicable non-bankruptcy law and a P4-General Unsecured Claim for any amounts owed by the Debtors greater than the value of the equipment or for the entire amount of such allowed claim if the Purported Lessor does not qualify as a secured creditor under applicable non-bankruptcy law. With respect to any Purported Lease as to which the Debtors retain possession of the underlying equipment or to which the Debtors have not returned the underlying equipment, from the Confirmation Date through the date of entry of a dispositive final, non-appealable order in the Recharacterization Adversary Proceeding with respect to such Purported Lease or by other agreement between the parties, the Debtors and the Purported Lessors shall continue to perform their obligations under the Purported Leases in accordance with each such Purported Lease's terms; provided however, that with respect to any Purported Lease that is conditionally assumed as of the Confirmation Date, the Debtors shall not be required to make any cure payment within the meaning of section 365 of the Bankruptcy Code until the entry of a final, non-appealable order in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease." Unless otherwise agreed to by the parties, the Debtors shall continue to perform their obligations under the holdover terms of any Purported Lease for which the Debtors retain possession of the underlying equipment but which expires by its own terms prior to the entry of a dispositive final, non-appealable order in the Recharacterization Adversary Proceeding. In the event that the Debtors conditionally assume a Purported Lease and a final, non-appealable order is entered in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease," the Debtors shall provide such Purported Lessor with a notice setting forth the proposed cure amount within 30 days of the entry of such order. If the Purported Lessor does not agree with the Debtors' proposed cure amount, such Purported Lessor may submit an alternative cure amount within 30 days of receipt of the Debtors' notice. If the parties are unable to agree on a cure amount, a hearing shall be set before the Bankruptcy Court to determine the cure amount. Any bar date relating to Administrative Claims established in the Joint Plan or otherwise shall not apply to Administrative Claims alleged by the Purported Lessors relating to the Purported Leases. Rather, upon the motion of the Debtors or the Purported Lessors, the Bankruptcy Court shall establish a bar date and related notice and filing procedures, in the Recharacterization Adversary Proceeding, for Administrative Claims alleged by the Purported Lessors relating to the Purported Leases.

B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases

         All proofs of Claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court according to the deadlines established by the Bankruptcy Court in the Chapter 11 Cases. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided herein.

C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Joint Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.       Indemnification of Directors, Officers and Employees

         The obligations of the Debtors to indemnify any Person serving at any time after the Initial Petition Date as one of their directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with a Debtor or under applicable state corporate law, shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant hereto and pursuant to section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as Administrative Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Notwithstanding anything to the contrary contained herein, such assumed indemnity obligations shall not be discharged, Impaired, or otherwise modified by confirmation of this Joint Plan and shall be deemed and treated as executory contracts that have been assumed by the relevant Debtors pursuant to this Joint Plan as to which no proofs of claim need be Filed.

E.       Compensation and Benefit Programs

         Except as otherwise expressly provided herein, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Joint Plan and on the Effective Date shall be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors' obligations under such programs to such Persons shall survive confirmation of this Joint Plan, except for (1) executory contracts or employee benefit plans specifically rejected pursuant to this Joint Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (2) all employee equity or equity-based incentive plans, and (3) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Effective Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

F.       Rejection of Rights Agreement and Registration Agreements

         On the Effective Date, the Rights Agreement and Registration Agreements shall be deemed rejected by the Debtors, and the Reorganized Debtors shall have no obligations thereunder.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       Distributions for Claims Allowed as of the Effective Date

         Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Joint Plan shall be made on the Effective Date, or as soon as practicable thereafter, subject to the reserves for Disputed Claims described in Article VIII.A.6.

         The New Exide Common Stock and New Exide Warrants to be authorized or issued under the Joint Plan, other than New Exide Common Stock and New Exide Warrants issued in connection with the reserves for Disputed Claims described in
Article VIII.A.6 hereof and the shares of New Exide Common Stock issuable upon the exercise of the New Exide Warrants, shall be deemed issued as of the Effective Date regardless of the date on which the certificates evidencing such shares are actually dated or distributed; provided that Reorganized Exide shall withhold any actual payment, dividend or proceeds related to such stock until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

B.       Delivery and Distributions and Undeliverable or Unclaimed Distributions

         1. Delivery of Distributions in General

         Distributions to Holders of Allowed Claims shall be made to the Holders of such Allowed Claims as of the Distribution Record Date. Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of the Reorganized Debtors as of the date that such distribution is made. Distributions shall be subject to the reserve for Disputed Claims set forth in Article VIII.A.6 herein.

         2. Undeliverable Distributions

                  (a) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to a Reorganized Debtor as undeliverable, no further distributions shall be made to such Holder unless and until such Reorganized Debtor is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the disputed claim reserve subject to section (b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, the Reorganized Debtors shall make all distributions that become deliverable.

                  (b) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of valid Allowed Claims receive their allocated distributions, sixty (60) days after the Effective Date, the Reorganized Debtors will File with the Bankruptcy Court a listing of unclaimed distribution holders. This list will be maintained, and periodically updated, for as long as the Chapter 11 Cases are pending. Any Holder of an Allowed Claim that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within the later of 1 year after the Effective Date or 6 months after such Claim becomes an Allowed Claim shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims shall be property of the relevant Reorganized Debtor, free of any restrictions thereon; and (ii) any New Exide Common Stock or New Exide Warrants (or any proceeds thereof) held for distribution on account of such Claims shall be placed in the disputed claim reserve. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

         3. Compliance with Tax Requirements/Allocations. In connection with the Joint Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to any unpaid principal amount of Allowed Claims with any excess allocated to the interest that accrued on such Claims.

C.       Timing and Calculation of Amounts to be Distributed

         On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against a Reorganized Debtor shall receive the full amount of the distributions that the Joint Plan provides for Allowed Claims in the applicable Class, subject to the reserve for Disputed Claims described in
Article VIII.A.6. If and to
the extent that there are Disputed Claims, beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant hereto, to Holders of Disputed Claims in any Class whose Claims were allowed during the previous calendar quarter. Such quarterly distributions shall also be in the full amount that the Joint Plan provides for Allowed Claims in the applicable Class, subject to the reserve for Disputed Claims described in Article VIII.A.6.

D.       Minimum Distribution

         Any other provision of the Joint Plan notwithstanding, payments of fractions of shares of New Exide Common Stock or fractions of New Exide Warrants will not be made. At such a time as there are no remaining Disputed Claims, the Reorganized Debtors shall aggregate all fractional shares of New Exide Common Stock or fractions of New Exide Warrants that would have been distributed to each Class or sub-Class entitled to receive distributions of New Exide Common Stock or New Exide Warrants under Article III hereof, and shall distribute whole shares of New Exide Common Stock (and New Exide Warrants, as applicable) to those Creditors within each Class or sub-Class who would have been entitled to a fractional share of New Exide Common Stock (and fractional New Exide Warrant, as applicable), with such distributions beginning with those Creditors who were owed the largest fractional interest in a share of New Exide Common Stock (and a New Exide Warrant, as applicable), and continuing in descending order until such time as there are no remaining shares of New Exide Common Stock (and/or New Exide Warrants, as applicable) otherwise allocable to Holders in such Class or Sub-Class; provided, however, that distributions made by indenture trustees shall be made in accordance with Article V.C. hereof. Any other provision of the Joint Plan notwithstanding, the Reorganized Debtors will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Joint Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

E.       Setoffs

         The Reorganized Debtors may, in consultation with the Postconfirmation Creditors Committee, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), the Claims, Equity Interests, rights and causes of action of any nature that Exide or Reorganized Exide may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claims, Equity Interests, rights and causes of action that the Debtors or Reorganized Debtors may possess against such Holder, except as specifically provided herein.

F.       Surrender of Canceled Instruments or Securities

         Each record Holder of a Claim based on or derived from the Old Notes, as a condition precedent to receiving any distribution on account of such Claims, shall be deemed to have surrendered the certificates or other documentation underlying such Claim, and all such certificates and other documentations shall be deemed to be cancelled as of the Effective Date.

G.       Restriction on Distribution of New Exide Common Stock and New Exide
         Warrants

         Distribution of any New Exide Common Stock or New Exide Warrants to any Claim Holder in a jurisdiction outside of the United States is conditioned on receipt by Exide from such Holder of satisfactory evidence that the distribution is legally permitted to be made in such foreign jurisdiction. Exide will reasonably cooperate with any such Holder, at the Holder's expense and without imposing any incremental liability on Exide, in making any filings or taking any other actions in order to make the distribution in such foreign jurisdiction legally permissible. In any event, any Claim Holder in a jurisdiction outside of the United States who has not received a distribution within one year of such Claim becoming an Allowed Claim, shall have its Claim for such distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its property. In such cases, any New Exide Common Stock or New Exide Warrants held for distribution on account of such Claims shall be placed in the disputed claims reserve.

                                 ARTICLE VIII.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                   AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.       Resolution of Disputed Claims

         1. Prosecution of Objections to Claims

         After the Effective Date, the Reorganized Debtors, in consultation with the Postconfirmation Creditors Committee, shall have the authority on or before the Claims Objection Bar Date to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims. The Debtors, in consultation with the Postconfirmation Creditors Committee, also reserve the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law and to seek an extension of the Claims Objection Bar Date.

         2. Settlement of Claims

         After the Effective Date, the Debtors, after consultation with the Postconfirmation Creditors Committee, shall have the authority to settle Disputed Claims according to the following procedures:

                  (a) no settlement will be agreed by the Reorganized Debtors unless it is reasonable in the judgment of the Reorganized Debtors and after consultation with the Postconfirmation Creditors Committee, upon consideration of the probability of success if the claim is litigated or arbitrated, the complexity, expense and likely duration of any litigation or arbitration with respect to such claim, other factors relevant to assessing the wisdom of settlement, and the fairness of the settlement vis-a-vis the Reorganized Debtors' estates and creditors;

                  (b) with regard to the settlement of any Disputed Claim which would result in the payment of $50,000 or less, the Reorganized Debtors may enter into and effectuate such settlement and are required to give notice to the Claim Settlement Notice Parties within 30 days following the effectuation of such settlement;

                  (c) with regard to the settlement of any Disputed Claim which would result in the payment of more than $50,000 and up to $500,000, the Reorganized Debtors may enter into, execute and consummate a written agreement of settlement that will be binding on its estate, subject to: (i) sending advance written notice to the Claim Settlement Notice Parties, (ii) if no written objections are filed by the Claim Settlement Notice Parties within ten days of receipt of such notice, the Reorganized Debtors are authorized to immediately consummate such settlement; and (iii) if a written objection is received from a notice party within such ten-day period that cannot be resolved, the relevant settlement(s) shall only be consummated upon further order of the Bankruptcy Court;

                  (d) with regard to the settlement of any Disputed Claim which would result in the payment of more than $500,000, the Reorganized Debtors may enter into, execute and consummate a written agreement of settlement that will be binding on its estate upon further order of the Bankruptcy Court; and

                  (e) The Reorganized Debtors shall provide the Postconfirmation Creditors Committee, as requested but not less than quarterly, with a summary report, on a claim-by-claim basis, regarding the status and settlement of Disputed Claims. As requested, but not less than quarterly, the Debtors shall periodically confer with the Postconfirmation Creditors Committee to discuss pending claims and settlements; and

                  (f) the Debtors and the Postconfirmation Creditors Committee may agree to alter the foregoing procedures at any time.

         3. Estimation of Claims

         The Debtors or Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether a Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         4. PITWD Claims

         Notwithstanding anything herein to the contrary, all objections, settlements and litigation with respect to PITWD Claims, and the allowance and payment of PITWD Claims shall be governed by the PITWD Claims Procedures, attached hereto as Exhibit C.

         5. Payments and Distributions on Disputed Claims

         Notwithstanding any provision herein to the contrary, except as otherwise agreed by Reorganized Exide after consultation with the Postconfirmation Creditors Committee, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a business day, on the next successive business day that is 20 calendar days after the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Joint Plan; subject to the following adjustments:

                  (a) Subdivision or Combination of New Exide Common Stock. After the Effective Date, if Reorganized Exide subdivides (by any stock split, stock dividend, recapitalization or otherwise) shares of New Exide Common Stock into a greater number of shares, the remaining number of shares of New Exide Common Stock reserved for Disputed Claims shall be proportionately increased. After the Effective Date, if Reorganized Exide at any time combines (by reverse stock split or otherwise) shares of New Exide Common Stock into a smaller number of shares, then the remaining number of shares of New Exide Common Stock reserved for Disputed Claims shall be proportionately decreased. For purposes of the anti-dilution provisions of the New Exide Warrant Agreement, the New Exide Common Stock and New Exide Warrants reserved for Disputed Claims shall be deemed to be issued as of the Effective Date.

                  (b) Dividends. After the Effective Date, if Reorganized Exide declares or pays a dividend upon the New Exide Common Stock except for a stock dividend payable in shares of New Exide Common Stock (a "Dividend"), then Reorganized Exide shall add to the reserve and payout for potential payment of Disputed Claims the amount and type of Dividends that would have been paid with respect to the remaining New Exide Common Stock reserved for Disputed Claims had such New Exide Common Stock been outstanding on the record date of such Dividend.

                  (c) Organic Change. After the Effective Date, if Reorganized Exide consummates an Organic Change (as defined in the New Exide Warrant Agreement), then the successor or acquiring entity shall assume Reorganized Exide's obligations regarding payment of Disputed Claims and shall adjust the reserve and payout for potential payment of Disputed Claims such that the reserve and payout consists of the consideration, if any, that would have been paid with respect to the remaining New Exide Common Stock and New Exide Warrants reserved for Disputed Claims had such New Exide Common Stock and New Exide Warrants been outstanding immediately prior to the consummation of the Organic Change.

         6. Reserve for Disputed Claims

         Prior to the Effective Date, the Creditors Committee shall establish, and the Debtors shall implement, an appropriate and reasonable reserve for potential payment of Disputed Claims in Class P-4 comprised of authorized but not issued New Exide Common Stock and New Exide Warrants, and in each case, the proceeds thereof, if any. At such time as either (a) the Creditors Committee or the Postconfirmation Creditors Committee or its successor, as appropriate, reasonably determines to lower the reserve amount, or (b) there are no remaining Disputed Claims, the Reorganized Debtors shall distribute any unapplied reserve amounts, or properties, including any proceeds thereof, Pro Rata to the Holders of Allowed Claims in Class P4 (it being understood that the right to receive such residual distributions of New Exide Common Stock and New Exide Warrants and any proceeds thereof shall remain with the Holders of Allowed Claims in Class P4 and shall not extend to any Persons who purchase New Exide Common Stock or New Exide Warrants from such Holders on or after the Effective
Date), according to the distribution protocol described in Article III.B.4 above.

         After the Effective Date, Reorganized Exide will at all times, reserve and keep available, out of its aggregate authorized but unissued or treasury shares of New Exide Common Stock, the remaining number of shares of New Exide Common Stock reserved for Disputed Claims and the number of such shares deliverable upon the exercise of all remaining New Exide Warrants reserved for Disputed Claims.

         7. Postconfirmation Creditors Committee

         For the avoidance of doubt, while the Reorganized Debtors will have primary responsibility for administering the process of disputed claims resolution, the Postconfirmation Creditors Committee is intended to have an active role in all aspects of the disputed claims resolution process and related matters. In each instance as expeditiously as possible, the Reorganized Debtors shall provide the Postconfirmation Creditors Committee with all information and access to any and all materials and persons in the Reorganized Debtors' control reasonably requested by such committee.

B.       Allowance of Claims

         Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed, unless and until such Claim is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Joint Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), Reorganized Exide after Confirmation will have and retain any and all rights and defenses Exide had with respect to any Claim as of the Initial Petition Date. All Claims of any Person or Entity that owes an obligation to the Debtors under section 502(d) of the Bankruptcy Code shall be disallowed unless or until such Person or Entity has paid the amount or turned over the property for which such person or entity is liable under section 522(i), 542, 543, 550 or 553 of the Bankruptcy Code.

C.       Controversy Concerning Impairment

         If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Joint Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

                                  ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                       AND CONSUMMATION OF THE JOINT PLAN

A.       Condition Precedent to Confirmation

         It shall be a condition to Confirmation of the Joint Plan that the following conditions have been satisfied or waived pursuant to the provisions of
Article IX.C. hereof:

         1. All provisions, terms and conditions of the Joint Plan shall have been approved in the Confirmation Order.

         2. The Confirmation Order shall approve (a) the dismissal of the Creditors Committee Adversary Proceeding, (b) the dismissal of the Smith Adversary Proceeding, (c) the dismissal of the Smith Management LLC and HSBC Bank USA appeals of the Opinion on Confirmation, dated December 30, 2003, and the Order, dated December 30, 2003, denying confirmation of the Debtors' Fourth Amended Joint Plan of Reorganization, and (d) all other plan settlements, including releases, as described in Article V.G and Article X hereof.

         3. The identities of the individuals proposed to serve on the New Exide Board of Directors shall have been disclosed to the Bankruptcy Court.

B.       Conditions Precedent to Consummation

         It shall be a condition to Consummation of the Joint Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof:

         1. The Confirmation Order confirming the Joint Plan, as the Joint Plan may have been modified in accordance with Article XII.E, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Creditors Committee, the Debtors and the Agent, and shall provide that:

                  (a) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Joint Plan;

                  (b) the provisions of the Confirmation Order are nonseverable and mutually dependent;

                  (c) Reorganized Exide is authorized to issue, pursuant to
         section 1145 of the Bankruptcy Code, the New Exide Common Stock, the New Exide Warrants, and the shares of New Exide Common Stock issuable upon exercise of the New Exide Warrants;

         2. The following agreements and documents, in form and substance satisfactory to the Creditors Committee, the Debtors and the Agent shall have been tendered for delivery and all conditions precedent thereto, if any, shall have been satisfied:

                  (a) the New Organizational Documents and New Exide By-laws;

                  (b) the agreement for the Exit Facility and all documents provide for therein or contemplated thereby;

                  (c) the Amended Prepetition Foreign Credit Agreement; and

                  (d) the New Exide Warrant Agreement.

         3. All actions, documents and agreements necessary to implement the Joint Plan shall have been effected or executed.

         4. The New Exide Board of Directors shall have been appointed.

         5. Holders of no more than $17.5 million of Prepetition Foreign Secured Claims shall have elected the Class P3 Option B, pursuant to Article III.B.3 hereof.

C.       Waiver of Conditions

         Any of the conditions to Confirmation of the Joint Plan and/or to Consummation of the Joint Plan set forth in this Article IX may be waived at any time, without any additional notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Joint Plan, by the written consent of each of the Debtors, the Creditors Committee and the Agent.

D.       Effect of Non-occurrence of Conditions to Consummation

         If the Consummation of the Joint Plan does not occur, the Joint Plan shall be null and void in all respects and nothing contained in the Joint Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Creditors Committee or the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Creditors Committee or the Debtors in any respect.

                                   ARTICLE X.

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A.       Subordination

         The classification and manner of satisfying all Claims and Equity Interests and the respective distributions, settlements, reallocations and treatments hereunder (including, without limitation, the 2.9% Settlement and Reallocation Payment) take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

B.       Releases by the Debtors

         Except as otherwise specifically provided herein, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of Exide, the implementation of the restructuring contemplated by the Joint Plan, and the obligations and undertakings of Option A Electors set forth in the Joint Plan, the Releasees, on and after the Effective Date, shall be deemed released by the Debtors and Reorganized Debtors from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that a Debtor or its Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, including, without limitation, claims related to or arising from (a) the Prepetition Credit Facility, including but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by the lenders thereunder,
(b) any guaranty arising under the Prepetition Credit Facility, (c) any liens, pledges, or collateral of any kind, (d) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing and (e) any action or omissions by a Releasee in respect of the foregoing items or any other matter in these Chapter 11 Cases; provided, however, the foregoing shall not release any Claims or liabilities in respect of ordinary commercial relationships between a Debtor and any such Person, including as between a Debtor and one of its Affiliates, it being understood that the matters listed in clauses (a) through (d) above do not relate to an ordinary commercial relationship between the Debtors and the Releasees.

C.       Releases by Holders of Claims

         Except as otherwise provided herein, on and after the Effective Date, each Holder of a Claim who has voted to accept the Joint Plan shall be deemed to have unconditionally released each Releasee from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (s) the Debtors or Reorganized Debtors; (t) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor, (u) the Chapter 11 Cases,
(v) the negotiation, formulation and preparation of the Joint Plan or any related agreements, instruments or other documents, (w) the Prepetition Credit Facility, including, but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by such Lenders, (x) any guaranty arising under the Prepetition Credit Facility, (y) any liens, pledges, or collateral of any kind and (z) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted by the Agent under or in connection with any of the foregoing.

D.       Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor

         On and after the Effective Date, each Option A Elector shall be deemed to have unconditionally released the Foreign Subsidiary Borrowers and the Domestic Non-Debtor from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (1) the Debtors, Reorganized Debtors, Foreign Subsidiary Borrowers or the Domestic Non-Debtor, (2) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor, (3) the Chapter 11 Cases, (4) the negotiation, formulation and preparation of the Joint Plan or any related agreements, instruments or other documents, (5) the Prepetition Credit Facility, (6) any guaranty arising under the Prepetition Credit Facility, (7) any liens, pledges, or collateral of any kind, and (8) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein, and all Prepetition Foreign Secured Claims of the Option A Electors shall be deemed transferred and assigned to Exide or Reorganized Exide. In addition, each Option A Elector shall be deemed to have submitted to the jurisdiction of the Bankruptcy Court with respect to the treatment, discharge and release of such Holder's Prepetition Credit Facility Claims.

E.       Exculpation

         The Releasees shall neither have nor incur any liability to any Person or Entity for any pre or post-petition act taken or omitted to be taken in connection with, or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Joint Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Joint Plan or any other pre or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, provided, however, that the foregoing provisions of this Article X.E shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

F.       INJUNCTION

         EXCEPT AS OTHERWISE PROVIDED HEREIN, FROM AND AFTER THE EFFECTIVE DATE, ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, EQUITY INTEREST, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, REMEDY OR LIABILITY OR ANY OTHER CLAIM OR CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT HERETO.

G.       Preservation of Rights of Action

         1. Maintenance of Causes of Action

         Except as otherwise provided in the Joint Plan, the Reorganized Debtors shall retain all rights on behalf of the Debtors and the post-confirmation Estates to commence and pursue any and all Causes of Action (whether arising before or after the Petition Date, under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding filed in the Debtors' Chapter 11 Cases) to the extent the Reorganized Debtors deem appropriate. Potential Causes of Action currently being investigated by the Debtors, which may be pursued by the Debtors prior to the Effective Date and by the Reorganized Debtors after the Effective Date to the extent warranted, include without limitation, Claims and Causes of Action to be set forth in more detail in the list of retained Causes of Action, which will be contained in the Plan Supplement.

         In addition, potential Causes of Action which may be pursued by the Debtors prior to the Effective Date and by the Reorganized Debtors after the Effective Date, also include, without limitation the following:

                  (a) any other Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses or operations, including, without limitation, the following:

         possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters; deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from the various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise; and

                  (b) except for Debtors which have expressly waived such claims, any and all avoidance claims pursuant to any applicable section of the Bankruptcy Code, including, without limitation sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy
         Code arising from any transaction involving or concerning the Debtors.

         In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein or in the Plan Supplement, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors and, as a result, can not be raised during the pendency of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein or in the Plan Supplement is not intended to limit the rights of the Reorganized Debtors to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action subsequently become fully known to the Debtors.

         Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement entered into in connection herewith, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Estates, or post-confirmation Estates may hold against any Person or Entity shall vest in the applicable Reorganized Debtor, and the Debtors and Reorganized Debtors shall retain and may exclusively enforce, as the authorized representatives of the respective Estates and post-confirmation Estates, any and all such Claims, rights, or Causes of Action. The Debtors and Reorganized Debtors may pursue any and all such Claims, rights, or Causes of Action, as appropriate, in accordance with their respective best interests. The Debtors and Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

         2. Preservation of All Causes of Action Not Expressly Settled or
Released

         Unless a claim or Cause of Action against a Creditor or other Entity is expressly waived, relinquished, released, compromised or settled in the Joint Plan or any Final Order, the Debtors expressly reserve such claim or Cause of Action for later adjudication by the Debtors or Reorganized Debtors (including, without limitation, claims and Causes of Action not specifically identified or which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the confirmation or consummation of the Joint Plan based on the Disclosure Statement, the Joint Plan or the Confirmation Order, except where such claims or Causes of Action have been released in the Joint Plan or other Final Order. In addition, the Debtors and Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which a Debtor is a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

         Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Reorganized Debtors subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (a) such Entity has Filed a proof of claim against the Debtors in the Chapter 11 Cases; (b) such Entity's proof of claim has been objected to; (c) such Entity's Claim was included in the Debtors' Schedules; or (d) such Entity's scheduled claim has been objected to by the a Debtor or has been identified by a Debtor as disputed, contingent, or unliquidated.

H.       Discharge of Claims and Termination of Equity Interests

         Except as otherwise provided herein: (1) the rights afforded herein and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against any Debtor or any of its assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in any Debtor shall be satisfied, discharged and released in full and
(3) all Persons and Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successors, assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, provided, however, that nothing in the Joint Plan shall be deemed to release or nullify any environmental liability to a governmental entity under environmental laws or regulations that any of the Debtors would be subject to as the owner or operator of property after the Confirmation Date, and provided further that nothing in the Joint Plan shall be deemed to release, discharge or preclude any claims arising after the Confirmation Date that such governmental entity may have against the Reorganized Debtors or their successors.

                                  ARTICLE XI.

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

         1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

         2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Joint Plan, for periods ending on or before the Effective Date;

         3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

         4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

         5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor that may be pending on the Effective Date;

         6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Joint Plan, Plan Supplement or the Disclosure Statement;

         7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Joint Plan or any Person's or Entity's obligations incurred in connection with the Joint Plan;

         8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Joint Plan, except as otherwise provided herein;

         9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X hereof and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         11. determine any other matters that may arise in connection with or relate to this Joint Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Joint Plan or the Disclosure Statement; and

         12. enter an order and/or final decree concluding the Chapter 11 Cases.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

A.       Effectuating Documents, Further Transactions and Corporation Action

         The Debtors and Reorganized Debtors are authorized to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the securities issued pursuant hereto.

         Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable state general corporation law without any requirement of further action by the shareholders or directors of the Debtors or Reorganized Debtors.

B.       Dissolution of Committees

         On (1) the later of (a) the Effective Date, and (b) 11 days after the Confirmation Date, or (2) in the case of the Creditors Committee only, the formation of the Postconfirmation Creditors Committee, if no appeal is pending, the Creditors Committee and the Equity Committee shall dissolve and their members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, provided, however, that the members of the Creditors Committee shall have the option of serving on the Postconfirmation Creditors Committee. Any duties to be performed by the Postconfirmation Creditors Committee shall be performed by the Creditors Committee if the Postconfirmation Creditors Committee has not yet been formed.

C.       Payment of Statutory Fees

         All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable, but prior to the closing of the Chapter 11 Cases, with respect to any such fees payable after the Effective Date.

D.       Letters of Credit

         The Debtors will cause each Letter of Credit that has not expired, been terminated, been replaced and terminated, or fully drawn on or before the Effective Date, to be replaced and terminated on the Effective Date, provided, however, that in the event any such Letter of Credit shall not have been so replaced and terminated on the Effective Date, the Debtors may at their option provide to the Agent cash collateral for each such Letter of Credit in an amount equal to 105% of the undrawn balance of such Letter of Credit as of the Effective Date.

E.       Modification of Joint Plan

         Subject to the limitations contained in the Joint Plan, (1) the Creditors Committee, the Agent and the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Joint Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Creditors Committee or Postconfirmation Creditors Committee and the Debtors or Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Joint Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Joint Plan in such manner as may be necessary to carry out the purpose and intent of the Joint Plan.

F.       Revocation of Joint Plan

         The Creditors Committee, the Agent and the Debtors reserve the right to revoke or withdraw the Joint Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Creditors Committee, the Agent and the Debtors revoke or withdraw the Joint Plan, or if Confirmation or Consummation does not occur, then (a) the Joint Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Joint Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Joint Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Joint Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by the Creditors Committee, the Agent, the Debtor or any other Person.

G.       Successors and Assigns

         The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.       Reservation of Rights

         Except as expressly set forth herein, this Joint Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Joint Plan, any statement or provision contained herein, or the taking of any action by the Creditors Committee or a Debtor with respect to this Joint Plan shall be or shall be deemed to be an admission or waiver of any rights of the Creditors Committee or a Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.       Section 1146 Exemption

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.       Further Assurances

         The Debtors, Reorganized Debtors, Releasees and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Joint Plan.

K.       Service of Documents

         Any pleading, notice or other document required by the Joint Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

                     Exide Technologies
                     13000 Deerfield Parkway
                     Building 200
                     Alpharetta, GA 30004
                     Attn: Stuart H. Kupinsky, Executive Vice President, General Counsel and Secretary

                     Exide Technologies
                     Attn: Plan Service; Suite 230
                     Crossroads Corporate Center
                     3150 Brunswick Pike
                     Lawrenceville, NJ 08648

                     with copies to:

                     Kirkland & Ellis LLP
                     200 E. Randolph Drive
                     Chicago, Illinois  60601
                     Attn:    Matthew N. Kleiman
                              Ross M. Kwasteniet

                     Pachulski, Stang, Ziehl, Young, Jones & Weintraub 919 North Market Street
                     P.O. Box 8705
                     Wilmington, Delaware 19899-8705
                     Attn:    Laura Davis Jones
                              James E. O'Neill

         Any pleading, notice or other document required by the Joint Plan to be served on or delivered to the Creditors Committee or Postconfirmation Creditors Committee shall be sent by first class U.S. mail, postage prepaid to:

                     Akin Gump Strauss Hauer & Feld LLP
                     590 Madison Avenue
                     New York, New York  10022
                     Attn:    Fred S. Hodara
                              Mary Reidy Masella

                     Pepper Hamilton LLP
                     1313 Market Street
                     Suite 5100
                     Wilmington, DE  19899-1709
                     Attn:    David B. Stratton
                              David M. Fournier

         Any pleading, notice or other document required by the Joint Plan to be served on or delivered to the Agent shall be sent by first class U.S. mail, postage prepaid to:

                     Shearman & Sterling LLP
                     599 Lexington Avenue
                     New York, NY 10022
                     Attn:    Douglas P. Bartner
                              Marc B. Hankin

                     Richards, Layton & Finger, P.A.
                     One Rodney Square
                     Wilmington, DE 19899
                     Attn:       Mark D. Collins
                                 Etta R. Wolfe

L.       Filing of Additional Documents

         On or before the Effective Date, the Creditors Committee and the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

Dated:  March 11, 2004

                                     Respectfully Submitted,

                                     EXIDE TECHNOLOGIES
                                      /s/ Craig H. Muhlhauser
                                     ------------------------------------------
                                     By:  Craig H. Muhlhauser

                                     EXIDE DELAWARE, L.L.C.
                                      /s/ Craig H. Muhlhauser
                                     ------------------------------------------
                                     By:  Craig H. Muhlhauser

                                     EXIDE ILLINOIS, INC.
                                      /s/ Stuart H. Kupinksy
                                     ------------------------------------------
                                     By:  Stuart H. Kupinsky

                                     RBD LIQUIDATION, L.L.C.
                                      /s/ Stuart H. Kupinsky
                                     ------------------------------------------
                                     By:  Stuart H. Kupinsky

                                     DIXIE METALS COMPANY
                                      /s/ Stuart H. Kupinsky
                                     ------------------------------------------
                                     By:  Stuart H. Kupinsky

                                     REFINED METALS CORPORATION
                                      /s/ Stuart H. Kupinsky
                                     ------------------------------------------
                                     By:  Stuart H. Kupinsky


                                     and

                                     OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                                      /s/ Jeffrey B. Dobbs
                                     ------------------------------------------
                                     By:  Jeffrey B. Dobbs
                                     Its: Chairman

                                                                       EXHIBIT A

           AMENDED PREPETITION FOREIGN CREDIT AGREEMENT TERM SHEET(1)

Effective as of immediately prior to the Effective Date, the Prepetition Credit Facility will be amended as follows:

FOREIGN SALES          Proceeds of Foreign Asset Sales (currently $12.5 million)
PROCEEDS:              shall be applied to (i) cash collateralize all Letters of
                       Credit that have not expired, been terminated, been replaced and terminated, or fully drawn on or before the Effective Date and (ii) satisfy the Prepetition Foreign
                       Secured Claims of the Option B Electors.

                       Option A Electors under the Joint Plan shall waive their right to the proceeds of the Foreign Asset Sales. Any surplus after payments to cash collateralize Letters of Credit and repay Option B Electors shall be returned to Reorganized Exide.

SUBORDINATION FEE:     The right of Prepetition Lenders to receive the
                       subordination fee under the Standstill Agreement (in the approximate amount of $8.6 million) shall be waived.

ACCELERATION:          The rights of the Prepetition Lenders to declare all
                       amounts owing under the Prepetition Credit Facility with respect to the Prepetition Foreign Secured Obligations due and payable on the expiration of the Standstill
                       Agreement, or otherwise, shall be removed.

COLLATERAL:            The Agent will be authorized by the Prepetition Lenders
                       to release all collateral securing the Prepetition
                       Foreign Secured Claims, effective as of the day prior to the Effective Date.

GUARANTIES:            The Agent will be authorized by the Prepetition Lenders
                       to release all obligations of the Domestic Non-Debtor pursuant to the Loan Documents (as defined in the Standstill Agreement) including, without limitation, its obligations as a guarantor of the Prepetition Domestic
                       Secured Obligations and the Prepetition Foreign Secured
                       Obligations.

 COVENANTS:            All affirmative and negative covenants in the Prepetition
                       Credit Agreement and the Standstill Agreement shall be deleted.

-----------
(1) All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the attached Joint Plan or in the Amended and Restated Intercreditor and Subordination Agreement (as defined in the Joint Plan), as appropriate.

                                                                       EXHIBIT B

                        NEW EXIDE WARRANT TERM SHEET(1)


ISSUANCE:              Warrants to acquire 6.25 million shares of New Exide
                       Common Stock (assuming 25 million shares to be issued under the Joint Plan), and subject to adjustment in accordance with the terms of the New Exide Warrant
                       Agreement.

TERM:                  Expire seven years from the Effective Date.

STRIKE PRICE:          $32.11 (assuming 25 million shares to be issued under the
                       Joint Plan), and subject to adjustment in accordance with the terms of the New Exide Warrant Agreement.

EVENT PROTECTION       In the event of a sale of all or substantially all of the
                       assets of Reorganized Exide, or a merger or other business combination where Reorganized Exide is not the surviving entity, within the first three years after the Effective Date, the New Exide Warrants will be entitled to receive an amount of cash based on a Black-Scholes valuation (assuming 40% volatility) as follows: in years
                       1-2: 100%; in year 3: 50%. Alternatively, the buyer or surviving entity may also assume the New Exide Warrants.

ANTI-DILUTION          Standard terms and restrictions, including stock
PROTECTION:            issuances below certain prices.


--------
(1) All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the attached Joint Plan.